UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VISA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2020 Annual Meeting and Proxy Statement

VISA

Notice of 2020 Annual Meeting and Proxy Statement VISA

Tuesday, January 28, 2020

at 8:30 a.m. Pacific Time

Le Méridien San Francisco

333 Battery Street,

San Francisco, California 94111

If you wish to attend the

Annual Meeting in person, you

must reserve your seat by

January 24, 2020 by contacting

our Investor Relations

Department at (650) 432-7644 or      InvestorRelations@visa.com.

Please refer to the “Voting and

Meeting Information” section of

the proxy statement for

additional information.

A live audio webcast of the

Annual Meeting will be

available on the Investor

Relations page of our website

at http://investor.visa.com at

8:30 a.m. Pacific Time on

January 28, 2020.

Items of Business

1.  To elect the eleven director nominees named in this proxy statement;

2.  To approve, on an advisory basis, the compensation paid to our named executive officers;

3.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020; and

4.  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The proxy statement more fully describes these proposals.

Record Date

Holders of our Class A common stock at the close of business on November 29, 2019 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Holders of our Class A common stock will be entitled to vote on all proposals.

Proxy Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. You may revoke your proxy at any time before it is voted. Please refer to the “Voting and Meeting Information” section of the proxy statement for additional information.

On or about December 5, 2019, we expect to release the proxy materials to the stockholders of our Class A common stock and to send to these stockholders (other than those Class A stockholders who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our fiscal year 2019 Annual Report, and to vote through the Internet or by telephone.

By Order of the Board of Directors

Kelly Mahon Tullier

Executive Vice President, General

Counsel and Corporate Secretary

Foster City, California

December 5, 2019

Important Notice Regarding the Availability of Proxy Materials
for the 2020 Annual Meeting of Stockholders to be held on
January 28, 2020. The proxy statement and Visa’s Annual
Report for fiscal year 2019 are available at
http://investor.visa.com.

i

ii

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

INFORMATION ABOUT OUR 2020 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, January 28, 2020 at 8:30 a.m. Pacific Time
Le Méridien San Francisco, 333 Battery Street, San Francisco, California 94111

Stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at InvestorRelations@visa.com or (650) 432-7644 by January 24, 2020 to reserve a seat at the Annual Meeting.

A live audio webcast of the Annual Meeting will be available on the Investor Relations page of our website at http://investor.visa.com at 8:30 a.m. Pacific Time on January 28, 2020.
November 29, 2019

VOTING MATTERS

Proposals	Board Recommendation	Page Number for Additional Information
Election of eleven director nominees	FOR (each nominee)	36
Approval, on an advisory basis, of compensation paid to our named executive officers	FOR	91
Ratification of the appointment of our independent registered public accounting firm	FOR	92

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

We are committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our stockholders, customers and other stakeholders. Information regarding our corporate governance framework begins on page 13, which includes the following highlights:

Number of director nominees	11	Demonstrated commitment to board refreshment
Percentage of independent director nominees	91%	Annual board, committee and director evaluations
Directors attended at least 75% of meetings		Regularly focus on director succession planning
Annual election of directors		Risk oversight by full board and committees
Majority voting for directors		Stockholder outreach/engagement program
Proxy access (3%/3-years)		Stock ownership requirements for directors and executive officers
Robust Lead Independent Director duties		Political Participation, Lobbying and Contributions Policy
Regular executive sessions of independent directors		Oversight of corporate culture and human capital management

Snapshot of 2020 Director Nominees

Our director nominees exhibit an effective mix of diversity, experience and perspective

	Director Since			Committee Memberships				Other Current Public Boards
Name		Principal Occupation	Independent	ARC	CC	FC	NGC
Lloyd A. Carney	2015	CEO, Carney Global Ventures LLC	✓					3
Mary B. Cranston	2007	Director	✓	●			●	2
Francisco Javier Fernández-Carbajal	2007	Director General, Servicios Administrativos Contry SA de CV	✓		●	●		3
Alfred F. Kelly, Jr.	2014	Chairman and CEO, Visa	–					–
Ramon Laguarta	2019	Chairman and CEO, PepsiCo, Inc.	✓	●			●	1
John F. Lundgren	2017	Lead Independent Director, Visa	✓				●	1
Robert W. Matschullat	2007	Director	✓		●			1
Denise M. Morrison	2018	Founder, Denise Morrison & Associates, LLC	✓	●	●			2
Suzanne Nora Johnson	2007	Director	✓				●	3
John A. C. Swainson	2007	Director	✓	●				1
Maynard G. Webb, Jr.	2014	Founder, Webb Investment Network	✓		●	●		1

ARC = Audit and Risk Committee CC = Compensation Committee FC = Finance Committee NGC = Nominating & Corporate Governance Committee	= Chair ● = Member

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Highlights of Our Compensation Programs

WHAT WE DO:

Pay for performance

Annual say-on-pay vote

Clawback policy

Short-term and long-term incentives/measures

Capped incentive awards

Independent compensation consultant

Stock ownership guidelines

Limited perquisites and no related tax gross-ups

Engagement with stockholders

WHAT WE DO NOT DO:

Gross-ups for excise taxes

Reprice stock options

Fixed-term employment agreements

No single-trigger severance arrangements

Permit hedging and pledging of Visa securities

Our Compensation Philosophy, Principles and Key Elements

We provide our named executive officers with short- and long-term compensation opportunities that encourage increasing performance to enhance stockholder value while avoiding excessive risk-taking.

We maintain compensation plans that tie a substantial portion of our named executive officers’ overall target annual compensation to the achievement of our corporate performance goals as well as their individual performance. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives. As described below, these performance measures include environmental, social and governance (ESG) factors because ESG practices are important elements of the Company’s long-term corporate strategy.

Annual Incentive Plan: Individual and Corporate Performance

●  A significant portion of our executive officers’ individual performance goals is tied to one or more of our strategic pillars (as explained further in this proxy statement under Individual Performance Goals and Results for Fiscal Year 2019)

●  The executive officers’ individual performance goals may also include ESG factors such as:

•  Diversity and inclusion

•  Employee leadership and development

•  Cybersecurity and data privacy

•  Financial inclusion and access

●  We link a substantial portion of compensation to corporate performance through use of annual cash incentives determined by Net Income Growth and Net Revenue Growth

Aligns executive officers’ interests with stockholders’ interests by:

●  rewarding individual performance for achievement of strategic goals (designed to position the Company competitively)

●  promoting strong annual net income and revenue growth

Long-Term Equity Grants: Individual and Corporate Performance

●  We consider individual performance (which is tied to the strategic pillars, including relevant ESG factors) in setting the value of our executive officers’ long-term equity grant

●  We link a substantial portion of compensation to long-term corporate performance through the use of long-term incentives, including performance shares that use EPS and relative TSR as financial metrics

Further aligns executive officers’ interests with long-term stockholders’ interests by:

●  taking individual performance (which is tied to strategic pillars) into account in making grants

●  linking a substantial portion of long-term compensation to long-term corporate performance and operational efficiency

Principles of Our Compensation Programs
Pay for Performance	The key principle of our compensation philosophy is pay for performance.
Alignment with Stockholders’ Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.
Variation Based on Performance

We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our named executive officers varies based on corporate and individual performance measured against annual and long-term goals.

Key Elements of our Compensation Programs
CEO
Other NEOs
Compensation Mix
Salary 6%
Target Annual Incentive 16%
Long-term Incentive 78%
94% at risk
Salary 10%
Target Annual Incentive 19%
Long-term Incentive 71%
90% at risk
Annual Cash Incentive
Individual Performance 20%
Corporate Performance 80% (Net Income Growth and Net Revenue Growth)
Individual Performance 30%
Corporate Performance 70% (Net Income Growth and Net Revenue Growth)
Long-Term Equity Incentive
Performance Shares 50%
Restricted Stock Units 25%
Stock Options 25%

FISCAL YEAR 2019 COMPANY PERFORMANCE HIGHLIGHTS

(1)

For further information regarding non-GAAP adjustments, including a reconciliation to GAAP, please see Item 7- Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview in our 2019 Annual Report as filed on Form 10-K with the Securities and Exchange Commission on November 14, 2019.

(2)	Total shareholder return includes reinvestment of dividends.

BOARD’S ROLE IN LONG-TERM STRATEGIC PLANNING

The Board takes an active role with management to formulate and review Visa’s long-term corporate strategy. Our strategic framework contains foundational pillars that are fundamental to maintaining Visa’s operational excellence and reputation as a trusted leader in the industry, and growth pillars that are critical for driving long-term sustained growth in a rapidly evolving landscape. At the center of our strategic framework is the “develop best talent” pillar, which reflects how our commitment to attract, develop and retain the best people globally is crucial to all aspects of Visa’s activities and long-term success.

Each quarter, the Board and management routinely confer on the execution of our long-term strategic plans, the status of key initiatives and the key opportunities and risks facing Visa. In addition, the Board regularly conducts in-depth long-term strategic reviews with our senior management team. During these reviews, the Board and management discuss the payments landscape, emerging technological and competitive threats, and short- and long-term plans and priorities within these strategic pillars.

Additionally, the Board annually discusses and approves the budget and capital requests, which are firmly linked to Visa’s long-term strategic plans and priorities. Through these processes, the Board brings its collective, independent judgment to bear on the most critical long-term strategic issues facing Visa. For more information on our long-term strategy and the progress we made against our strategic goals in fiscal 2019, please see our 2019 Annual Report, including the letter from our Chairman and Chief Executive Officer, Alfred F. Kelly, Jr., to our stockholders.

Strategic Framework

Corporate Culture and Human Capital Management

Attracting, developing and retaining the best people globally is crucial to all aspects of Visa’s activities and long-term success, and is central to our long-term strategy. We are investing in our employees to ensure we remain an employer of choice, and to continue to build an inclusive culture that inspires leadership, encourages innovative thinking and welcomes everyone.

Visa has created a culture where all employees are encouraged to be leaders. To build this culture, we have embraced the following Visa Leadership Principles that are integrated into all we do, and drive accountability for the way we act and the way we lead:

The Board and its committees have oversight of our leadership culture. We foster an inclusive workplace that encourages diversity of thought, culture and background. Our Nominating and Corporate Governance Committee includes women and minority candidates in the pool from which the Committee considers director candidates.

Management is responsible for ensuring our policies and processes reflect and reinforce our desired corporate culture, including policies and processes related to strategy, risk management, and ethics and compliance. Recently, our Chairman and Chief Executive Officer was a signatory to The Business Roundtable Statement on Corporate Purpose, which commits signatories to (i) delivering value to customers, (ii) investing in employees, (iii) dealing fairly and ethically with suppliers, (iv) supporting communities, and (v) generating long-term shareholder value.

Employee Development and Engagement

Visa understands that being an employer of choice requires providing best-in-class training and development opportunities, while creating innovative programs that enable a vibrant and engaged learning culture to flourish. We strive to achieve this through a number of forums, including Visa University, our signature global learning platform that houses more than 80,000 learning resources. Classes are taught and facilitated by company leaders and external speakers who bring real-world context and ideas for practical application that are aligned with Visa’s goals.

We recognize that building an inclusive and high-performance culture requires an engaged workforce, where employees are motivated to do their best work every day. Our engagement approach centers on communication and recognition. We communicate with our employees in a variety of ways, including company intranet, digital signage, live events in regional offices and quarterly all-staff meetings. Our recognition programs include our Go Beyond program, where managers and peers recognize employees who exemplify our leadership principles.

We assess employee engagement through a variety of channels, including our annual employee survey, which provides feedback on a variety of topics, such as company direction and strategy, diversity and inclusion, individual growth and development, collaboration and confidence and trust. For the second year in a row we had an exceptional response rate of 95% with improvement in the survey results across the board and no items with notably declining scores. We had high scores in areas such as Strategy and Direction; Confidence and Trust; and Diversity and Inclusion.

Employee Benefits

We believe our employees are one of our most important assets, and we structure our total rewards and benefits package to attract and retain a talented and engaged workforce. We continue to evolve our programs to meet our employees’ needs, providing comprehensive health, financial wellness and quality of life coverage. Our programs vary by location, but may include:

Diversity and Inclusion

Visa is committed to cultivating a diverse and inclusive environment that supports the development and advancement of all. We create a feeling of connectedness in the workplace; support diversity of background; experience and thought; support pay equity and actively work to eliminate unconscious biases that can hold us all back.

As a global company, we believe our workforce should reflect the diversity of our clients and partners to better understand how to tailor our products and services to meet their demands and expectations. With that mission in mind, Visa’s approach to diversity and inclusion involves four key areas of focus:

Diversity and Inclusion Strategy

These goals help us harness the innovative potential of a diverse workforce and drive our business initiatives.

Workforce Demographics and Pay Equity

Visa tracks, measures and evaluates our workforce representation and impact as part of our strategic business imperative to build a diverse and inclusive organization. We are committed to reporting our workforce demographics annually.

Equal Pay for Equal Work

Men and women earn the same pay for the same work globally, and the same is true for racial and ethnic minorities and their white peers in the US.

* Notes:

•	Data is based on company records as of September 30, 2019.
•	Leadership: Defined as VP and above.
•	Others: American Indian/Alaska Native, Native Hawaiian/Other Pacific Islander and two or more races. Ethnicity data does not include undeclared and blanks.
•	Equal pay analysis is based on FY19 total compensation, which includes base salary, VIP (Visa Incentive Plan) and LTIP (Long-Term Incentive Program).

CORPORATE GOVERNANCE

Members of our Board oversee our business through discussions with our Chief Executive Officer; President; Vice Chairman and Chief Financial Officer; General Counsel; Chief Risk Officer; President, Technology; and other officers and employees, and by reviewing materials provided to them and participating in regular meetings of the Board and its committees.

The Board regularly monitors our corporate governance policies and profile to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the listing standards of the New York Stock Exchange (NYSE). We have instituted a variety of practices to foster and maintain responsible corporate governance, which are described in this section. To learn more about Visa’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, the charters of each of the Board’s committees, and our Corporate Responsibility and Sustainability Report, please visit the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” You may request a printed copy of any of these documents free of charge by contacting our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119 or corporatesecretary@visa.com.

Board Leadership Structure

The Board believes that it is in the best interests of the Company and its stockholders to periodically review and evaluate the Board’s leadership structure based on the Company’s strategy, business, culture and operating environment. Over the course of the past year, the Board discussed the relative benefits of combining the Chairperson and Chief Executive Officer roles versus retaining the separate roles with an independent Chairperson in our current competitive and regulatory environment. After considering the perspectives of our independent directors, views of our stockholders, peer companies’ practices, and recent governance trends, the Board unanimously elected Al Kelly, our Chief Executive Officer, as Chairman. The Board believes that Mr. Kelly’s inclusive leadership style and decades of payments expertise make him uniquely qualified to lead discussions of the Board; foster an important unity of leadership between the Board and management; and promote alignment of the Company’s strategy with its operational execution.

In addition, the independent directors reaffirmed the Board’s commitment to independent board leadership by unanimously electing John Lundgren as Lead Independent Director. Mr. Lundgren has significant experience as a CEO, including in a combined role of CEO and Chair, so he is familiar with the combined board leadership structure and the importance of building strong relationships with the various constituencies. In order to ensure independent leadership, the Board developed a robust set of responsibilities for the Lead Independent Director role, including:

•	calling, setting the agenda for, and chairing periodic executive sessions and meetings of the independent directors;

•	chairing Board meetings in the absence of the Chairperson of the Board or when it is deemed appropriate arising from the Chairperson’s management role or non-independence;

•	providing feedback to the Chairperson and CEO on corporate and Board policies and strategies and acting as a liaison between the Board and the CEO;

•	facilitating communication among directors and between the Board and management;

•	in concert with the Chairperson and CEO, advising on the agenda, schedule and materials for Board meetings and strategic planning sessions based on input from directors;

•

coordinating with the Chair of the Nominating and Corporate Governance Committee, leading the independent directors’ involvement in CEO succession planning, selection of committee chairs and committee membership, and the board evaluation process;

•	coordinating with the Chair of the Compensation Committee, leading the independent directors’ evaluation of CEO performance and compensation;

•	communicating with major shareholders as necessary; and

•	carrying out such other duties as are requested by the independent directors, the Board or any of its committees from time to time.

The Board will continue to periodically review the Board’s leadership structure and its appropriateness given the needs of the Board and the Company at such time.

In addition to our Lead Independent Director, independent directors chair the Board’s four standing committees: the Audit and Risk Committee, chaired by Lloyd A. Carney; the Compensation Committee, chaired by Suzanne Nora Johnson; the Finance Committee, chaired by Robert W. Matschullat; and the Nominating and Corporate Governance Committee, chaired by John A.C. Swainson. In their capacities as independent committee chairs, Messrs. Carney, Matschullat, Swainson and Ms. Nora Johnson each have responsibilities that contribute to the Board’s oversight of management, as well as facilitating communication among the Board and management.

Board of Directors and Committee Evaluations

Our Board recognizes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. As such, our Board and each of our committees conduct an annual evaluation facilitated by an independent third party, which includes a qualitative assessment by each director of the performance of the Board and the committee or committees on which the director sits. The Board also conducts an annual peer review, which is designed to assess individual director performance. The Nominating and Corporate Governance Committee, in conjunction with the Lead Independent Director, oversees the evaluation process.

Feedback Incorporated

Over the past few years, the evaluation process has led to a broader scope of topics covered in the board meetings and improvements in board process. Last year’s evaluation contributed to the Board:

•  combining the Chair and CEO roles and electing a Lead Independent Director with robust responsibilities
•  refreshing board committee memberships, and
•  conducting additional robust strategy sessions

This year’s evaluation identified areas for continued focus, including:

•  strategy and broader market trends
•  enhancements to board effectiveness
•  risk management, including the Board’s role in a crisis
•  Board composition in support of long-term strategy, and
•  management succession planning

Director Succession Planning and Board Refreshment

In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promote and support the Company’s long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications, which are described in the section entitled Corporate Governance – Nomination of Directors. Individuals identified by the Nominating and Corporate Governance Committee as qualified to become directors are then recommended to the Board for nomination or election.

Independence of Directors

The NYSE’s listing standards and our Corporate Governance Guidelines provide that a majority of our Board and every member of the Audit and Risk, Compensation and Nominating and Corporate Governance committees must be “independent.” Our Certificate of Incorporation further requires that at least fifty-eight percent (58%) of our Board be independent. Under the NYSE’s listing standards, our Corporate Governance Guidelines and our Certificate of Incorporation, no director will be considered to be independent unless our Board affirmatively determines that such director has no direct or indirect material relationship with Visa or our management. Our Board reviews the independence of its members annually and has adopted guidelines to assist it in making its independence determinations. For details, see our Corporate Governance Guidelines, which can be found on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.”

In October 2019, with the assistance of legal counsel, our Board conducted its annual review of director independence and affirmatively determined that each of our then-serving non-employee directors (Lloyd A. Carney, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Suzanne Nora Johnson, John F. Lundgren, Robert W. Matschullat, Denise M. Morrison, John A. C. Swainson and Maynard G. Webb, Jr.) is “independent” as that term is defined in the NYSE’s listing standards, our independence guidelines and our Certificate of Incorporation. In connection with his appointment to the Board in November 2019, our Board reviewed and affirmatively determined that Mr. Laguarta is independent under the same standard.

In making the determination that the directors listed above are independent, the Board considered relevant transactions, relationships and arrangements, including those specified in the NYSE listing standards and our independence guidelines, and determined that these relationships were not material relationships that would impair the director’s independence. In this regard, the Board considered that certain directors serve as directors of other companies with which the Company engages in ordinary-course-of-business transactions, and that, in accordance with our director independence guidelines, none of these relationships constitute material relationships that would impair the independence of these individuals. Discretionary contributions to certain charitable organizations with which some of our directors are affiliated also were considered, and the Board determined that the amounts contributed to each of these charitable organizations in the past fiscal year were less than $120,000 and that these contributions otherwise created no material relationships that would impair the independence of those individuals.

In addition, each member of the Audit and Risk Committee and the Compensation Committee meets the additional, heightened independence criteria applicable to such committee members under the applicable NYSE rules.

Executive Sessions of the Board of Directors

The non-employee, independent members of our Board and all committees of the Board generally meet in executive session without management present during their regularly scheduled in-person board and committee meetings, and on an as-needed basis during telephonic and special meetings. John Lundgren, our Lead Independent Director, presides over executive sessions of the Board and the committee chairs, each of whom is independent, preside over executive sessions of the committees.

Limitation on Other Board and Audit Committee Service

In response to market trends, in 2019, the Board reduced the number of outside boards on which directors may serve. The Board also applied limits to executive officers of publicly-traded companies, in addition to CEOs. Our Corporate Governance Guidelines establish the following limits on our directors serving on publicly-traded company boards and audit committees:

Director Category	Limit on publicly-traded board and committee service, including Visa
All directors	4 boards
Directors who are executives of a publicly-traded company	2 boards
Directors who serve on our Audit and Risk Committee	3 audit committees

The Nominating and Corporate Governance Committee may grant exceptions to the limits on a case-by-case basis after taking into consideration the facts and circumstances of the request. The Guidelines provide that prior to accepting an invitation to serve on the board or audit committee of another publicly-traded company, a director should advise the Chair of the Board and the Nominating and Corporate Governance Committee of the invitation so that the Board, through the Nominating and Corporate Governance Committee, has the opportunity to review the director’s ability to continue to fulfill his or her responsibilities as a member of the Company’s Board or Audit and Risk Committee. When reviewing such a request, the Nominating and Corporate Governance Committee may consider a number of factors, including the director’s other time commitments, record of attendance at board and committee meetings, potential conflicts of interest and other legal considerations, and the impact of the proposed directorship or audit committee service on the director’s availability.

Mr. Carney serves as chief executive officer of ChaSerg Technology Acquisition Corp., a special purpose acquisition company (SPAC). He is not considered an executive of a publicly-traded company for purposes of the Board’s policy limiting service on other public company boards given that service as a chief executive officer of a SPAC does not have the same demands as being an executive officer of a typical publicly-traded company. ChaSerg Technology Acquisition Corp. recently announced a definitive merger agreement with another company. Mr. Carney expects to step down from this role following the closing of the merger, which is subject to approval by stockholders and certain other conditions, and is expected to close in the first quarter of 2020.

Management Development and Succession Planning

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. Each quarter, the Nominating and Corporate Governance Committee meets with our Executive Vice President, Human Resources and other executives to discuss management succession and development planning and to address potential vacancies in senior leadership. The Nominating and Corporate Governance Committee also annually reviews with the Board succession planning for our Chief Executive Officer.

The Board of Directors’ Role in Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Visa and its stockholders. While the Chief Executive Officer, Chief Risk Officer, General Counsel, Vice Chairman and Chief Financial Officer, President, Technology and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for promoting an appropriate culture of risk management within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile and monitoring how the Company addresses specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, cybersecurity and technology risks, legal and compliance risks, regulatory risks and operational risks.

Audit and Risk Committee

Oversees risks related to our enterprise risk framework and programs, including:

•  financial statements, financial reporting and internal controls

•  legal and regulatory

•  key operational risks

•  technology, including information security and cybersecurity

•  data privacy, including GDPR

•  compliance and ethics program, including AML and sanctions; and

•  business continuity plan

Compensation Committee

Oversees risks related to employees and compensation, including:

•  our compensation policies and practices for all employees; and

•  our incentive and equity- based compensation plans

For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

Finance Committee

Oversees risks related to mergers and acquisitions and certain financial matters, including:

•  capital investments

•  debt

•  credit and liquidity

•  capital structure; and

•  tax strategy

Nominating and Corporate Governance Committee

Oversees risks related to our overall corporate governance, including:

•  board effectiveness

•  board and committee composition

•  board size and structure

•  director independence

•  board succession

•  senior management succession

•  our corporate responsibility, sustainability and philanthropy; and

•  political participation and contributions

In addition, each of the Committees meet in executive session with management to discuss our risk profile and risk exposures. For example, the Audit and Risk Committee meets regularly with our Chief Financial Officer, General Counsel, Chief Risk Officer, Chief Auditor and other members of senior management to discuss our major risk exposures and other programs.

Stockholder Engagement on Corporate Governance, Corporate Responsibility and Executive Compensation Matters

Our Board and management team greatly value the opinions and feedback of our stockholders, which is why we have proactive, ongoing engagement with our stockholders throughout the year focused on corporate governance, corporate responsibility and executive compensation, in addition to the ongoing dialogue among our stockholders and our Chairman and Chief Executive Officer, Vice Chairman and Chief Financial Officer and Investor Relations team on Visa’s financial and strategic performance. Our Lead Independent Director and Chairman and Chief Executive Officer met with several of our investors this year to discuss corporate governance, corporate responsibility and executive compensation matters.

Prior to Annual Meeting

•  We reach out to our top 50 investors to discuss corporate governance, corporate responsibility and executive compensation matters, and solicit feedback.

•  Our Board is provided with our stockholders’ feedback for consideration.

•  Board and management discuss feedback and whether action should be taken.

•  Disclosure enhancements are considered.

•  We review vote proposals and solicit support for Board recommendations on management and stockholder proposals.

Annual Meeting of Stockholders Our stockholders vote on election of directors, executive compensation, ratification of our auditors and other management and stockholder proposals.

Post Annual Meeting

•  Our Board and management review the vote results from our annual meeting.

•  Board and management discuss vote results and whether action should be taken.

•  We start preparing our agenda for our next proxy season outreach.

Feedback was positive overall with many investors expressing appreciation for the increased transparency in our disclosures on corporate governance, executive compensation and corporate responsibility matters. Topics covered during our discussions with investors included:

•	board leadership

•	board composition, including diversity and skills criteria

•	board risk oversight, including cybersecurity and privacy

•	our executive compensation program and philosophy

•	corporate responsibility and sustainability, including human capital management

A summary of the feedback we received was discussed and considered by the Board, and enhancements have been made to our disclosures to improve transparency in these areas.

Stockholders and other interested parties who wish to communicate with us on these or other matters may contact our Corporate Secretary electronically at corporatesecretary@visa.com or by mail at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

Communicating with the Board of Directors

Our Board has adopted a process by which stockholders or other interested persons may communicate with the Board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Chair or the non-employee directors as a group) electronically to board@visa.com or by mail c/o our Corporate Secretary, Visa Inc., P.O. Box 193243, San Francisco, CA 94119. Communications that meet the procedural and substantive requirements of the process approved by the Board will be delivered to the specified member of the Board, non-employee directors as a group or all members of the Board, as applicable, on a periodic basis, which generally will be in advance of or at each regularly scheduled meeting of the Board. Communications of a more urgent nature will be referred to the General Counsel, who will determine whether it should be delivered more promptly. Additional information regarding the procedural and substantive requirements for communicating with our Board may be found on our website at http://investor.visa.com, under “Corporate Governance – Contact the Board.”

All communications involving accounting, internal accounting controls, and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or the Codes, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made via email to businessconduct@visa.com; through our Confidential Compliance Hotline at (888) 289-9322 or our Confidential Online Compliance Hotline at https://visa.alertline.com; or by mail to Visa Inc., Business Conduct Office, P.O. Box 193243, San Francisco, CA 94119. All such communications will be handled in accordance with our Whistleblower Policy, a copy of which may be obtained by contacting our Corporate Secretary.

Attendance at Board, Committee and Annual Stockholder Meetings

Our Board and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. The Board met 13 times during fiscal year 2019. Each director attended at least 75% or more of the aggregate of: (i) the total number of meetings of the Board held during the period in fiscal year 2019 for which he or she served as a director, and (ii) the total number of meetings held by all committees of the Board on which such director served as a member during the period in fiscal year 2019. The total number of meetings held by each committee is listed below, under the heading Committees of the Board of Directors. It is our policy that all members of the Board should endeavor to attend the annual meeting of stockholders. All ten of our then directors attended the 2019 Annual Meeting of Stockholders. Mr. Laguarta joined the Board in November 2019 and, therefore, did not attend the 2019 Annual Meeting.

Codes of Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, employees and contingent staff of the Company. This Code includes a supplemental Code of Ethics for Certain Executives and Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and other senior financial officers, whom we refer to collectively as senior officers. These Codes require the senior officers to engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provide mechanisms to report unethical conduct. Our senior officers are held accountable for their adherence to the Codes. If we amend or grant any waiver from a provision of our Codes for officers or directors, we will publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at http://investor.visa.com or by filing a current report on Form 8-K with the Securities and Exchange Commission (SEC).

Political Engagement and Disclosure

Public sector decisions significantly affect our business and industry, as well as the communities in which we operate. For this reason, we participate in the political process through regular and constructive engagement with government officials and policy-makers, by encouraging the civic involvement of our employees, and by contributing to candidates and political organizations where permitted by applicable law. We are committed to conducting these activities in a transparent manner that reflects responsible corporate citizenship and best serves the interests of our stockholders, employees, and other stakeholders. Additional information regarding our political activities and oversight may be found at https://usa.visa.com/about-visa/operating-responsibly.html.

Visa has a Political Participation, Lobbying and Contributions Policy (the “Policy”) that prohibits our directors, officers and employees from using Company resources to promote their personal political views, causes or candidates, and specifies that the Company will not directly or indirectly reimburse any personal political contributions or expenses. Directors, officers and employees also may not lobby government officials on the Company’s behalf absent the pre-approval of the Company’s Global Government Engagement department. As such, our lobbying and political spending seek to promote the interests of the Company and its stockholders, and not the personal political preferences of our directors or executives.

Under the Policy, the Nominating and Corporate Governance Committee must pre-approve the use of corporate funds for political contributions, including contributions made to trade associations to support targeted political campaigns and contributions to organizations registered under Section 527 of the U.S. Internal Revenue Code to support political activities. The Policy further requires the Company to make reasonable efforts to obtain from U.S. trade associations whose annual membership dues exceed $25,000 the portion of such dues that are used for political contributions. This information must then be included in the annual contributions report that is posted on our website.

We endeavor to maintain a healthy and transparent relationship with governments around the world by communicating our views and concerns to elected officials and policy-makers. As an industry leader, we encounter challenges and opportunities on a wide range of policy matters. These issues may include regulations and policies on interchange fees, cybersecurity, data security, privacy, intellectual property, surcharging, payroll and prepaid cards, mobile payments, tax, international trade and market access, and financial inclusion, among others.

The Nominating and Corporate Governance Committee annually reviews our political contributions and lobbying expenditures, which includes information regarding memberships in, or payments to, tax-exempt organizations that write and endorse model legislation. Additional information on our political contributions and lobbying expenditures can be found on our website, including our annual contributions report and links to our quarterly U.S. federal lobbying activities and expenditures reports.

In 2019, the Center for Political Accountability assessed our disclosures for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability, and designated Visa a “trendsetter” (the highest designation in the CPA-Zicklin Index).

Corporate Responsibility and Sustainability

We believe that as a trusted brand in payments, Visa has a tremendous opportunity and responsibility to use our business to connect the world – enabling inclusive and sustainable economic growth and strengthening economies while also helping improve lives and create a better world. We are committed to managing the risks and opportunities that arise from ESG issues.

Integrated Approach

As detailed below, Visa takes an integrated approach to managing ESG performance and transparency, which consists of governance, engagement and reporting on our initiatives.

•

Materiality: we conduct formal ESG materiality assessments on a biennial basis to identify the topics most relevant to Visa and our external stakeholders. We organize and calibrate our corporate responsibility and sustainability strategy around these topics.

•

Governance: individual ESG topic areas are managed at a function level, with responsibility rolling up to executive level oversight; our cross-function Corporate Responsibility & Sustainability Leadership Council serves as a central coordinating body; and the Nominating and Corporate Governance Committee’s charter includes formal responsibility and oversight at the Board of Directors level for corporate responsibility and sustainability.

•

Engagement: we regularly engage with our stakeholders to inform our corporate responsibility and sustainability priorities, including dialogue with employees, clients, shareholders, policymakers and third-party organizations.

•	Reporting: we are committed to operating with transparency, including through our annual Visa Corporate Responsibility and Sustainability Report as well as additional ESG disclosures and submissions.

Key Focus Areas of ESG Strategy and Recent Progress

Strategy focuses on priority issues in four areas. Each informed by materiality assessment and stakeholder engagement.

✓ Increased our financial empowerment focus on micro and small businesses (MSB) via programs and partnerships

✓ Promoted financial inclusion through core products and solutions

✓ Helped unbanked individuals access electronic payments accounts – now reaching 396 million toward our 2015 goal of 500 million by 2020

✓ Expanded our women’s empowerment initiatives, including She’s Next, Visa Everywhere Initiative: Global Women’s Edition and Money is Changing

✓  Provided support during times of humanitarian crisis

✓ Expanded the Visa Token Service (VTS) to better protect consumers’ sensitive information from fraud

✓ Received the highest rating in our sector from Gartner Consulting during our 2019 Cybersecurity program review

✓  Continued implementation of the EU General Data Protection Regulation (GDPR) and prepared for other pending privacy regulations

✓ Expanded Visa University, our signature global learning platform

✓ Bolstered leadership development programs for female employees, for African American/Black and Hispanic/Latinx employees, and continued Ready to Return, a program for professionals returning to the workforce after family-related leave

✓ Created a global Gender Inclusion Council, composed of 20 Visa leaders

✓ Evolved our benefits programs to meet our employees’ needs, providing comprehensive health, financial wellness and quality-of-life coverage

✓ Reduced our direct greenhouse gas emissions by 5 percent year-over-year from 2017

✓ Progressed towards our goal to source 100 percent renewable electricity for our offices and data centers by the end of 2019

✓ Implemented Supplier Code of Conduct and expanded Supplier Diversity program

Third Party Recognition of our Progress

We continued to receive recognition of our ESG leadership by third-party organizations:

•	Dow Jones Sustainability North America Index – In 2019, placed on DJSI for third consecutive year

•	FTSE4Good Index – Continued to be named to this Index

•	MSCI – Maintained “A” rating

•	Sustainalytics – Outperformer, Software and Services sector

•	JUST Capital – #38 on “America’s Most Just 100 Companies” and #1 of Consumer & Diversified Finance companies in 2019

•	100 Best Corporate Citizens 2019 – Ranked #33

•	World’s Most Ethical Companies – Named for the seventh consecutive time in 2019

•	Best Compliance and Ethics Program – Winner of Corporate Secretary magazine’s “Best Compliance and Ethics Program (Large cap company)” award in both 2017 and 2018

•	Forbes’ Global 2000 Best Regarded Companies 2019 – Ranked #1

We encourage you to read more about how we are working to build a connected world and a better future for everyone, everywhere on our website and in our 2018 Corporate Responsibility & Sustainability Report. Our 2018 Corporate Responsibility & Sustainability Report is not part of or incorporated by reference into this proxy statement.

COMMITTEES OF THE BOARD OF DIRECTORS

The current standing committees of the Board are the Audit and Risk Committee, the Compensation Committee, the Finance Committee, and the Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, which are available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance – Committee Composition.”

Audit and Risk Committee

  Committee members:

  Lloyd A. Carney*, Chair

  Mary B Cranston*

  Ramon Laguarta (effective November 20,   2019)

  Denise M. Morrison*

  John A. C. Swainson*

      * Audit Committee Financial Expert

  Number of meetings in
  fiscal year 2019: 7

“In my new role as Chair of the Audit and Risk Committee, I worked closely with Mary Cranston to ensure a smooth transition of chair responsibilities as we continue to oversee the Company’s key risks including technology, cybersecurity, legal and regulatory, data privacy and financial reporting.”

– Lloyd A. Carney, Chair

Key Activities in 2019

•

Monitored the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal control over financial reporting and the performance of our internal audit function and KPMG, our independent registered public accounting firm;

•	Discussed the qualifications and independence of KPMG and recommended their re-appointment for FY2019;
•	Selected, approved the compensation of, and oversaw the work of KPMG, including the scope of and plans for the audit for FY2020;
•

Reviewed and discussed with management the disclosures required to be included in our annual report on Form 10-K and our quarterly reports on Form 10-Q, including the Company’s significant accounting policies, and areas subject to significant judgment and estimates;

•	Discussed with KPMG their critical audit matters;
•	Approved fees for KPMG for FY2019 and all audit, audit-related and non-audit fees and services consistent with our pre-approval policy;
•	On a quarterly basis, reviewed audit results and findings prepared by internal audit;
•	Reviewed and recommended the Board approve amendments to our Audit and Risk Committee charter and Code of Business Conduct and Ethics;
•	Monitored compliance with our Code of Business Conduct and Ethics, and reviewed the implementation and effectiveness of the Company’s compliance and ethics program;
•

Reviewed and discussed with management the Company’s financial risks, top risks and other risk exposures and the steps taken to monitor and control those exposures, including our enterprise risk framework and programs;

•	Monitored the Company’s technology risks, including business continuity, privacy and data protection, and cybersecurity;
•	Reviewed and approved the FY2019 Global Business Continuity Program plan, Risk Appetite Framework, the FY2019 internal audit plan and the Internal Audit Charter;
•	Reviewed and approved our Related Person Transactions Policy; and
•

Reviewed and approved the Company’s Whistleblower Policy, procedures for the receipt, retention and treatment of complaints we receive including regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Certain Relationships and Related Person Transactions

The Audit and Risk Committee has adopted a written Statement of Policy with respect to Related Person Transactions (the “Statement of Policy”), governing any transaction, arrangement or relationship between the Company and any related person where the aggregate amount involved will or may be expected to exceed $120,000 and any related person had, has or will have a direct or indirect material interest. Under the Statement of Policy, the Audit and Risk Committee reviews related person transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of the Company and its stockholders. When reviewing a related person transaction, the Audit and Risk Committee may take into consideration all of the relevant facts and circumstances available to it, including: (i) the material terms and conditions of the transaction or transactions; (ii) the related person’s relationship to Visa; (iii) the related person’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to us from an unrelated third party.

In the event we become aware of a related person transaction that was not previously approved or ratified under the Statement of Policy, the Audit and Risk Committee will evaluate all options available, including ratification, revision or termination of the related person transaction. The Statement of Policy is intended to augment and work in conjunction with our other policies that include code of conduct or conflict of interest provisions, including our Code of Business Conduct and Ethics.

We engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the ordinary course of our business. Some of our directors, executive officers, greater than five percent stockholders and their immediate family members, each a related person under the Statement of Policy, may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these entities on customary terms, and, in many instances, our directors and executive officers may not be aware of them. To our knowledge, since the beginning of fiscal year 2019, no related person has had a material interest in any of our business transactions or relationships.

Report of the Audit and Risk Committee

The Committee, composed of independent directors, is responsible for monitoring and overseeing Visa’s financial reporting process on behalf of the Board. The functions of the Committee are described in greater detail in the Audit and Risk Committee Charter, adopted by the Board, which may be found on the Company’s website at http://investor.visa.com under “Corporate Governance – Committee Composition.” Visa’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. KPMG LLP, Visa’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, and on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2019. In addition, the Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

The Committee also has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Committee has discussed the independence of KPMG with that firm. The Committee also has considered whether KPMG’s provision of non-audit services to the Company impairs the auditor’s independence, and concluded that KPMG is independent from the Committee and the Company’s management.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, for filing with the Securities and Exchange Commission.

Audit and Risk Committee of the Board of Directors

Lloyd A. Carney (Chair)

Mary B. Cranston

Denise M. Morrison

John A. C. Swainson

Compensation Committee

Committee members: Francisco Javier Fernández-Carbajal Suzanne Nora Johnson, Chair Robert W. Matschullat Denise M. Morrison Maynard G. Webb, Jr. Number of meetings in fiscal year 2019: 7

“The Committee remains committed to a philosophy of pay for performance and the alignment of compensation with stockholders’ interests. We prioritize variable over fixed pay and employ multiple performance measures, compensation types, and measurement periods to support stockholder value creation while avoiding undue risk.”

– Suzanne Nora Johnson, Chair

Key Activities in 2019

•	Reviewed the overall executive compensation philosophy for the Company;
•	Reviewed and approved corporate goals and objectives relevant to our Chief Executive Officer’s and other named executive officers’ compensation, including annual performance objectives;
•

Evaluated the performance of our Chief Executive Officer and other named executive officers in light of the corporate goals and objectives and, based on such evaluation, determined, approved and reported to the Board the annual compensation of our Chief Executive Officer and other named executive officers, including salary, bonus, equity and other benefits;

•	Reviewed and recommended to the independent members of the Board the form and amount of compensation of our directors;
•	Oversaw administration and regulatory compliance with regard to the Company’s incentive and equity-based compensation plans;
•	Reviewed the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;
•

Reviewed an annual compensation-risk assessment report and considered whether the Company’s compensation policies and practices contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company;

•	Reviewed the Company’s stock ownership guidelines for directors and named executive officers, as well as individual compliance;
•	Reviewed and discussed with management the compensation disclosures required to be included in the Company’s annual filings;
•	Oversaw the Company’s submissions to a stockholder vote on executive compensation matters, including the advisory vote on executive compensation (“Say-on-Pay”);
•	Reviewed the results of stockholder votes on executive compensation matters and discussed with management the appropriate engagement with stockholders in response to the votes;
•	Reviewed the appropriateness of the Company’s peer group;
•	Reviewed the Company’s programs and practices related to executive workforce diversity and the administration of executive compensation programs in a non-discriminatory manner; and
•	Received and reviewed updates on regulatory and compensation trends and compliance.

Compensation Committee Interlocks and Insider Participation

None of the members who served on the Compensation Committee (Suzanne Nora Johnson, Francisco Javier Fernández-Carbajal, Robert W. Matschullat (since January 25, 2019), Denise M. Morrison (since October 1, 2019), John A. C. Swainson (until January 25, 2019), and Maynard G. Webb, Jr.) was or had ever been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Risk Assessment of Compensation Programs

The Compensation Committee annually considers potential risks when reviewing and approving our compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk-taking. The following elements have been incorporated in our compensation programs for executive officers:

A Balanced Mix of Compensation Elements

•  The compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

Multiple Performance Factors

•  Our incentive compensation plans use Company-wide metrics and individual performance goals, which encourage the achievement of objectives for the overall benefit of the Company.

•  Annual cash incentive awards depend on multiple performance metrics including Net Income Growth and Net Revenue Growth, both as adjusted for unusual or non-recurring items, as well as individual goals related to specific strategic or operational objectives.

•  Long-term equity incentives depend on Earnings Per Share (as adjusted for unusual or non-recurring items) and relative Total Shareholder Return.

Long-Term Incentives • Our long-term incentives are equity-based and generally have a three-year vesting schedule to complement our annual cash-based incentives.

Capped Incentive Awards • Annual incentive awards and performance share awards are capped at 200% of target for executive officers.	Stock Ownership Guidelines • Our guidelines call for significant stock ownership, which aligns the interests of our executive officers with the long-term interests of our stockholders.

Clawback Policy

•   Our Clawback Policy authorizes the Board to recoup past incentive compensation in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct or gross negligence of the executive officer.

Additionally, the Compensation Committee annually considers an assessment of compensation-related risks for all of our employees. Based on this assessment, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Visa. In making this determination, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry “best practices” as presented by Frederic W. Cook & Co. (FW Cook), the Compensation Committee’s independent compensation consultant, as well as the means of mitigating potential risks, such as through our internal controls and oversight by management and the Board. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives both internally and with FW Cook to conclude that such programs do not encourage excessive risk-taking.

Compensation Committee Report

The Compensation Committee has:

•   reviewed and discussed the section entitled Compensation Discussion and Analysis with management; and

•   based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

COMPENSATION COMMITTEE

Suzanne Nora Johnson (Chair)

Francisco Javier Fernández-Carbajal

Robert W. Matschullat

Denise M. Morrison

Maynard G. Webb, Jr.

Finance Committee

Committee members: Francisco Javier Fernández-Carbajal Robert W. Matschullat, Chair Denise Morrison (until October 1, 2019) Maynard G. Webb, Jr. Number of meetings in fiscal year 2019: 6

“The newly-formed Committee was active in its first year, reviewing several potential M&A transactions and strategic investments, in addition to discussing Visa’s capital structure, financial condition, capital investments, treasury activities, and tax strategy.”

– Robert W. Matschullat, Chair

Key Activities in 2019

•

Reviewed several potential M&A transactions and strategic investments, including recommending or approving the acquisitions of Earthport, Payworks and Verifi that each closed in FY19, and the token services business of Rambus that closed in October;

•	Reviewed and recommended the company’s quarterly dividend and an $8.5 billion increase to the Class A share buyback program;
•	Reviewed the company’s capital structure and financial condition, including target leverage ratio and credit ratings;
•	Discussed the company’s tax strategy following U.S. tax reform;
•	Reviewed insurance coverage and programs;
•	Discussed the company’s treasury activities and strategy; and
•	Reviewed potential capital investments in advance of FY20 budget approval.

Nominating and Corporate Governance Committee

Committee members: Mary B. Cranston Ramon Laguarta John F. Lundgren Suzanne Nora Johnson John A. C. Swainson, Chair Number of meetings in fiscal year 2019: 4

“In 2019, we focused on board leadership and our committee structure, resulting in a combined Chair/CEO role, robust Lead Independent Director duties and refreshed composition for our board committees.”

– John A. C. Swainson, Chair

Key Activities in 2019

•

Recommended the formation of a Finance Committee to have oversight of certain financial matters, capital allocation and investments; dividends and stock repurchase programs; mergers and acquisitions; debt, credit facilities, financings and capital structure; and other tax and treasury matters, which the Board approved to be effective January 1, 2019;

•

Identified, selected and recommended a new director, Ramon Laguarta, to serve as a member of the Board, Audit and Risk Committee and Nominating and Corporate Governance Committee, effective November 20, 2019;

•	Recommended to the Board changes to the leadership of the Board’s committees, which resulted in rotating the Audit and Risk Committee Chair;
•	Reviewed the criteria used to identify individuals qualified to become directors to ensure it aligns with our current business needs and long-term strategy;
•	Regularly discussed board composition and reviewed director candidates in light of our director qualification criteria, current business needs and long-term strategy;
•	Reviewed and recommended updates to the Company’s governance practices and policies, which were approved by the Board, including
•	Bylaws, which were revised to move the description of the Lead Director’s responsibilities to the Corporate Governance Guidelines;
•

Corporate Governance Guidelines, which were revised to (i) include robust Lead Director duties; (ii) disclose a current practice that the Committee considers women and minority candidates in the pool from which the Committee considers director candidates; and (iii) reduce the number of publicly-traded boards our directors may serve on in addition to our Board; and

•

Nominating and Corporate Governance Committee Charter, which was revised to disclose the Committee’s current practice of considering women and minority candidates in the pool from which the Committee considers director candidates; and clarify that the Committee’s authority to obtain resources is not limited to search firms.

•	Reaffirmed the Board’s categorical director independence standards, and reviewed the qualifications and determined the independence of the members of the Board and its committees;
•	Reviewed each director’s compliance with the requirements of the Corporate Governance Guidelines relating to service on other boards or audit committees of publicly-traded companies;
•	Reviewed succession and development plans for management, including the succession plan for the Chief Executive Officer in the event of an emergency or retirement;
•	Oversaw the annual evaluation of the Board, its committees and directors;
•	Oversaw our stockholder engagement program on corporate governance, corporate responsibility and executive compensation matters;
•	Reviewed and approved the 2019 corporate political contribution plan, and oversaw the Company’s political contributions and lobbying activities; and
•	Reviewed corporate responsibility and sustainability developments and oversaw the Company’s charitable giving.

Process for Nomination of Director Candidates

The Nominating and Corporate Governance Committee regularly reviews the composition of the Board, including the qualifications, expertise and characteristics that are represented in the current Board as well as the criteria it considers needed to support Visa’s long-term strategy. After an in-depth review of the candidates, the Nominating and Corporate Governance Committee recommends candidates to the Board in accordance with its charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and the criteria adopted by the Board regarding director candidate qualifications. After careful review and consideration, the Board will nominate candidates for election, or re-election, at our annual meeting of stockholders. The Board may appoint a director to the Board during the course of the year to serve until the next meeting of stockholders.

Sources for Candidate Pool		In-Depth Review		Full Board Review		Board Nominates
• Independent directors • Independent search firm • Our management • Stockholders	▶	• Consider skills matrix • Consider diversity • Review independence and potential conflicts For New Candidates: • Screen qualifications • Meet with our directors	▶	Review selected candidates for election / appointment at recommendation by NCGC	▶	Candidates for election to Board at Annual Meeting of Stockholders / appoints to Board during the year	▶

Stockholder Recommended Candidates

Stockholders may recommend a director candidate to be considered for nomination by the Nominating and Corporate Governance Committee by providing the information specified in our Corporate Governance Guidelines to our Corporate Secretary within the timeframe specified for stockholder nominations of directors in our Bylaws. For additional information regarding the process for proposing director candidates to the Nominating and Corporate Governance Committee for consideration, please see our Corporate Governance Guidelines. Stockholders who wish to nominate a person for election as a director at an annual meeting of stockholders must follow the procedure described under the heading Other Information – Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2021 Annual Meeting on page 98 of this proxy statement. For additional information regarding this process, please see our Bylaws.

Criteria for Nomination to the Board of Directors and Diversity

The Nominating and Corporate Governance Committee applies the same standards in considering director candidates submitted by stockholders as it does in evaluating other candidates, including incumbent directors. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and charters of the Board’s committees. However, the Nominating and Corporate Governance Committee and the Board have identified the ten skills and qualifications listed below as important criteria for membership on the Visa Board.

Payments	Technology	Senior Leadership	Public Company Boards	Financial

Global Markets	Marketing | Brand	Risk	Government | Geo-political	E-Commerce | Mobile

In addition to the above qualities, the Board, through the Nominating and Corporate Governance Committee, strives to be a board which reflects the diversity of our key constituencies around the world (clients, customers, employees, business partners and stockholders). While the Board does not have a formal policy on diversity, in assembling our Board, our objective is to have wide diversity in terms of business experiences, functional skills, gender, race, ethnicity, and cultural backgrounds. To support this objective, the Nominating and Corporate Governance Committee considers women and minority candidates in the pool from which the Nominating and Corporate Governance Committee considers director candidates.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

We compensate non-employee directors for their service on the Board with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. In setting director compensation, we consider the significant amount of time our directors expend in fulfilling their duties as well as the skill level required of members of our Board. We intend to compensate our non-employee directors in a way that is competitive, attracts and retains a high caliber of directors, and aligns their interests with those of our stockholders. Mr. Kelly, our Chairman and Chief Executive Officer, does not receive additional compensation for his service as a director.

The Compensation Committee, which is composed solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. The Compensation Committee undertook its annual review of the type and form of compensation paid to our non-employee directors in connection with their service on the Board and its committees for fiscal year 2019. The Compensation Committee considered the results of an independent analysis completed by FW Cook. As part of this analysis, FW Cook reviewed non-employee director compensation trends and data from companies comprising the same compensation peer group used by the Compensation Committee in connection with its review of executive compensation. Pursuant to this compensation review process, and after considering FW Cook’s advice on industry best practice regarding timing of equity grants, the Compensation Committee approved a change in the grant date of equity awards for non-employee directors from November 19th to the date of our Annual Meeting of Stockholders, effective as of January 29, 2019. The Compensation Committee also reviewed peer group data and FW Cook’s advice on equity grant values and the desire to provide compensation that is weighted more to equity-based compensation rather than cash in order to further align the interests of the non-employee directors with those of our stockholders. After considering such advice, and to keep the non-employee director compensation consistent with the median of our peer group, the Compensation Committee approved an increase in the grant date value of the annual equity grant for non-employee directors to $200,000 for grants made on or after October 1, 2018. In addition, following the appointment of John F. Lundgren as Lead Independent Director as of April 16, 2019, the Compensation Committee reviewed FW Cook’s advice, including peer group data and the substantive role of the Lead Independent Director, and approved an annual retainer of $75,000 for the Lead Independent Director, effective as of July 1, 2019.

Highlights of our Non-Employee Director Compensation Program

AMONG THE HIGHLIGHTS OF OUR PROGRAM ARE:

No Fees for Board Meeting Attendance: No fees are paid for board meeting attendance.
Emphasis on Equity: There is an emphasis on equity in the overall compensation mix to further align interests with stockholders.
Recognition of Special Roles: Special roles (such as Lead Independent Director and Committee Chairs) are fairly recognized for their additional time commitments.
Formulaic Annual Equity Grants with Immediate Vesting: Annual restricted stock units are granted under a fixed-value formula with immediate vesting to support independence.
Robust Stock Ownership Guidelines: A robust stock ownership guideline of five times the annual board membership cash retainer supports alignment with stockholders’ interests.
Limited Perquisites and No Related Tax Gross-Ups: Other benefits are limited (e.g., matching charitable contributions).

Annual Retainers Paid in Cash

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the Lead Independent Director, on a committee or as the chair of a committee. The following table lists the cash retainer amounts in effect during fiscal year 2019.

Type of Retainer	Amount of Retainer
Annual Board Membership	$105,000
Independent Chair	$185,000
Lead Independent Director	$75,000
Audit and Risk Committee Membership	$20,000
Compensation Committee Membership	$10,000
Finance Committee Membership	$10,000
Nominating and Corporate Governance Committee Membership	$10,000
Audit and Risk Committee Chair	$25,000 (in addition to member retainer)
Compensation Committee Chair	$20,000 (in addition to member retainer)
Finance Committee Chair	$20,000 (in addition to member retainer)
Nominating and Corporate Governance Committee Chair	$20,000 (in addition to member retainer)

U.S.-based directors may defer the payment of all or a portion of the cash retainer payments. All cash retainers are paid in quarterly installments throughout the year unless a director elected to defer the payment. Directors are also reimbursed for customary expenses incurred while attending meetings of the Board and its committees.

Equity Compensation

Each non-employee director also receives an annual equity grant under our 2007 Equity Incentive Compensation Plan, as amended and restated, which limits the total grant date value of equity grants that may be made to our non-employee directors to $500,000 in a single fiscal year. In fiscal year 2019, a grant with a grant date value of $200,000 was awarded to each non-employee director on January 29, 2019, the date of our Annual Meeting of Stockholders. Following the date of a director’s election or appointment to the Board on a date other than at an Annual Meeting of Stockholders, the director receives a prorated initial grant based on the partial year of board service. Accordingly, Denise M. Morrison, who was appointed to the board on August 2, 2018, received an additional grant with a grant date value of $100,000 on November 19, 2018. Grants to all non-employee directors were made in the form of restricted stock units, which vest immediately upon grant. Directors may elect to defer settlement of all or a portion of their equity grants.

Stock Ownership Guidelines

The stock ownership guidelines for our non-employee directors specify that each director should own shares of our common stock equal to five times the annual board membership cash retainer. Equity interests that count toward the satisfaction of these guidelines include shares owned outright by the director, shares jointly owned and restricted stock units payable in shares. Directors have five years from the date they become a member of the Board to attain these ownership levels. Each non-employee director with at least five years of service on our Board currently meets or exceeds the ownership guidelines. We also have an insider trading policy which, among other things, prohibits directors from hedging the economic risk of their stock ownership or pledging their shares.

Charitable Matching Gift Program

Our non-employee directors may participate in our Board Charitable Matching Gift Program. Under this program, Visa will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per director per calendar year. Our non-employee directors may also participate in our Political Action Committee (“PAC”) Charitable Matching Program. Under this program, when non-employee directors make a contribution to the Visa PAC, Visa will match their contribution to a qualifying charity or charities the non-employee director selects, up to a maximum of $5,000 per director per calendar year.

Director Compensation Table for Fiscal Year 2019

The following tables provide information on the total compensation earned by each of our non-employee directors who served during fiscal year 2019. Mr. Laguarta was appointed to the Board effective November 20, 2019. As a result, he did not receive director compensation during fiscal year 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Lloyd A. Carney	131,250	199,935	5,000	336,185
Mary B. Cranston	148,750	199,935	20,000	368,685
Francisco Javier Fernández-Carbajal	125,000	199,935	15,000	339,935
John F. Lundgren	143,750	199,935	5,000	348,685
Robert W. Matschullat	263,750	199,935	5,000	468,685
Denise M. Morrison(4)	125,000	299,927	5,000	429,927
Suzanne Nora Johnson	145,000	199,935	20,000	364,935
John A. C. Swainson	150,000	199,935	10,000	359,935
Maynard G. Webb, Jr.	125,000	199,935	5,000	329,935

(1)	Additional information describing these fees is included under the heading Fees Earned or Paid in Cash.

(2)

Represents the aggregate grant date fair value of the awards granted to each director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2019 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on November 14, 2019.

(3)

Amounts include the matching contributions we made on behalf of our directors for fiscal year 2019 pursuant to our Board Charitable Matching Gift Program in the amount of: $15,000 for each of Ms. Cranston, Mr. Fernández-Carbajal and Ms. Nora Johnson; and $5,000 for Mr. Swainson. The amounts also include the $5,000 matching contributions we made on behalf of each of the following directors for fiscal year 2019 pursuant to our PAC Charitable Matching Program: Mr. Carney, Ms. Cranston, Mr. Lundgren, Mr. Matschullat, Ms. Morrison, Ms. Nora Johnson, Mr. Swainson and Mr. Webb.

(4)

Ms. Morrison received an additional prorated stock award for her initial partial year of service as a director for the period from her appointment to the Board on August 2, 2018 through January 29, 2019.

Fees Earned or Paid in Cash

The following table sets forth additional information with respect to the amounts reported in the “Fees Earned or Paid in Cash” column in the Director Compensation Table above for fiscal year 2019.

Name	Board Retainer ($)	Independent Chair/Lead Independent Director Retainer ($)	Audit and Risk Committee Chair/ Member Retainer ($)	Compensation Committee Chair/ Member Retainer ($)	Finance Committee Chair/ Member Retainer ($)	Nominating and Corporate Governance Committee Chair/ Member Retainer ($)
Lloyd A. Carney	105,000	-	26,250	-	-	-
Mary B. Cranston	105,000	-	38,750	-	-	5,000
Francisco Javier Fernández-Carbajal	105,000	-	-	10,000	5,000	5,000
John F. Lundgren	105,000	18,750	15,000	-	-	5,000
Robert W. Matschullat	105,000	138,750	-	5,000	15,000	-
Denise M. Morrison	105,000	-	15,000	-	5,000	-
Suzanne Nora Johnson	105,000	-	-	30,000	-	10,000
John A. C. Swainson	105,000	-	10,000	5,000	-	30,000
Maynard G. Webb, Jr.	105,000	-	-	10,000	5,000	5,000

Note:	Certain directors rotated Committee assignments during the fiscal year. Fees have been prorated to reflect the portion of the fiscal year that the directors served on the Committee.

Fiscal Year 2020 Director Compensation

After consultation with FW Cook, and pursuant to the compensation review process described above, the Compensation Committee made certain changes to the non-employee director compensation program, which will be effective for fiscal year 2020. The Compensation Committee reviewed peer group data and considered FW Cook’s advice that the changes are consistent with our peer group. Specifically, the annual equity grant value to be awarded in fiscal year 2020 to our non-employee directors was increased to $215,000; the annual cash retainer for our non-employee directors was increased to $110,000; and the additional cash retainers for membership of each of our Compensation Committee, Finance Committee, and Nominating and Corporate Governance Committee was increased to $15,000.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board currently consists of eleven directors, each of whom is nominated for election at our Annual Meeting, including ten independent directors and our Chairman and Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following eleven persons to serve as directors for the term beginning at the Annual Meeting on January 28, 2020: Lloyd A. Carney, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Alfred F. Kelly, Jr., Ramon Laguarta, John F. Lundgren, Robert W. Matschullat, Denise M. Morrison, Suzanne Nora Johnson, John A. C. Swainson and Maynard G. Webb, Jr. Mr. Laguarta was recommended by a global search firm. He was nominated by the Nominating and Corporate Governance Committee after an extensive and careful search was conducted by this search firm, and numerous candidates were considered. The primary functions served by the search firm included identifying potential candidates who meet the key attributes, experience and skills described under “Criteria for Nomination to the Board of Directors and Diversity” above, as well as compiling information regarding each candidate’s attributes, experience, skills and independence and conveying the information to the Nominating and Corporate Governance Committee.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all executed proxies FOR the election of each nominee named in this section. Proxies submitted to Visa cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO SERVE AS DIRECTORS.

Summary of Director Qualifications and Experience

Payments		●	●	●			●		●	●	●
Technology	●			●			●		●	●	●
Senior Leadership	●	●	●	●	●	●	●	●	●	●	●
Public Company Boards	●	●	●	●	●	●	●	●	●	●	●
Financial	●	●	●	●	●	●	●	●	●	●	●
Global Markets	●	●	●	●	●	●	●	●	●	●	●
Marketing | Brand				●		●	●	●			●
Risk	●	●	●	●		●	●	●	●	●
Government | Geo-political	●	●	●	●					●
E-Commerce | Mobile				●				●			●
Ethnic | Gender | National Diversity	●	●	●		●			●	●
Years on Board	4	12	12	6	<1	2	12	1	12	12	6

DIRECTOR NOMINEE BIOGRAPHIES

The following is additional information about each of the director nominees as of the date of this proxy statement, including their professional background, director positions held currently or at any time during the last five years, and the specific qualifications, experience, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the nominee should serve as one of our directors.

Lloyd A. Carney Age: 57 Independent Director Since: June 2015 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) Nuance Communications, Inc.; ChaSerg Technology Acquisition Corp; Vertex Pharmaceuticals; Visa Inc.

(prior) Brocade Communications Systems, Inc., Cypress Semiconductor Corporation; Micromuse, Inc. (Chairman)

Career Highlights:

•  Chief Executive Officer and director, ChaSerg Technology Acquisition Corp, a Special Purpose Acquisition Corp since September 2018

•  Chief Executive Officer, Carney Global Ventures, LLC, an early round investor, since March 2007

•  Chief Executive Officer and director of Brocade Communications Systems, Inc., a global supplier of networking hardware and software from January 2013 to November 2017

•  Chief Executive Officer and director of Xsigo Systems, an information technology and hardware company, from 2008 to 2012

•  Chief Executive Officer and chairman of the board of Micromuse, Inc., a networking management software company, acquired by IBM, from 2003 to 2006

•  B.S. degree in Electrical Engineering Technology and an Honorary PhD from the Wentworth Institute of Technology, and a M.S. degree in Applied Business Management from Lesley College

Specific Qualifications, Experience, Attributes and Skills:

•  Held senior leadership roles at Juniper Networks, Inc., a networking equipment provider, Nortel Networks Inc., a former telecommunications and data networking equipment manufacturer, and Bay Networks, Inc., a computer networking products manufacturer

•  As former Chief Executive Officer for Brocade and prior to that for multiple technology companies, he has extensive experience with information technology, strategic planning, finance and risk management

•  As a director of a number of public and private companies, he has experience with corporate governance, financial reporting and controls, risk management and business strategy and operations

Mary B. Cranston Age: 71 Independent Director Since: October 2007 Board Committees: Audit and Risk Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) The Chemours Company; MyoKardia, Inc.; Visa Inc.

(prior) Exponent, Inc.; GrafTech International, Inc.; International Rectifier Corporation; Juniper Networks, Inc.

Career Highlights:

•  Retired Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm

•  Chair and Chief Executive Officer of Pillsbury from January 1999 to April 2006; continued to serve as Chair of the firm until December 2006; Firm Senior Partner until January 2012

•  A.B. degree in Political Science from Stanford University, a J.D. degree from Stanford Law School and a M.A. degree in Educational Psychology from the University of California, Los Angeles

Specific Qualifications, Experience, Attributes and Skills:

•  Gained a broad understanding of the business and regulation of the financial services industry as well as of the management of a global enterprise through tenure at the Pillsbury law firm

•  Represented banks and financial institutions for over 30 years, and as Chief Executive Officer of the firm, regularly met with senior executives from banking clients, covering concerns and issues relevant to the financial services industry

•  Oversaw the opening of the firm’s offices in London, Singapore, Sydney and Hong Kong, and expanded the Tokyo office

•  Substantial expertise in complex antitrust, class action and securities law cases and was recognized by the National Law Journal in 2002 as one of the “100 Most Influential Lawyers in America”

•  Regularly reviewed corporate strategies and financial and operational risks as a director of other U.S. publicly-traded companies

•  Identified and managed legal risks for many Fortune 500 companies throughout her legal career, which has helped inform her service on the Audit and Risk Committee

•  Experience and background provide her with significant insight into the legal and regulatory issues facing Visa and its clients, as well as into the challenges of operating a diverse, multinational enterprise

Francisco Javier Fernández-Carbajal Age: 64 Independent Director Since: October 2007 Board Committees: Compensation Committee; Finance Committee

Public Company Directorships:

(current) ALFA S.A.B. de C.V.; CEMEX S.A.B. de C.V.; Fomento Economico Mexicano, S.A.B. de C.V.; Visa Inc.

(prior) El Puerto de Liverpool, S.A.B. de C.V.; Fresnillo, plc; Grupo Aeroportuario del Pacifico, S.A.B. de C.V.; Grupo Bimbo, S.A.B. de C.V.; Grupo Gigante, S.A.B. de C.V.; Grupo Lamosa, S.A.B. de C.V.; IXE Grupo Financiero S.A.B. de C.V.

Career Highlights:

•  Consultant for public and private investment transactions and wealth management advisor since January 2002

•  Chief Executive Officer of Servicios Administrativos Contry S.A. de C.V., a privately held company that provides central administrative and investment management services, since June 2005

•  Chief Executive Officer of the Corporate Development Division of Grupo Financiero BBVA Bancomer, S.A., a Mexico-based banking and financial services company that owns BBVA Bancomer, one of Mexico’s largest banks from July 2000 to January 2002; held other senior executive positions at Grupo Financiero BBVA Bancomer since joining in September 1991, serving as President from October 1999 to July 2000, and as Chief Financial Officer from October 1995 to October 1999

•  Degree in Mechanical and Electrical Engineering from the Instituto Tecnológico y de Estudios Superiores de Monterrey and an M.B.A. degree from Harvard Business School

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial payment systems, financial services and leadership experience from his tenure with Grupo Financiero BBVA Bancomer, for which he served in a variety of senior executive roles, including Chief Executive Officer of the Corporate Development Division, Executive Vice President of Strategic Planning, Deputy President of Systems and Operations, Chief Information Officer, Deputy President, President and Chief Financial Officer

•  Background and career in the payments and financial services industry in Mexico enable him to bring global perspectives to the board and to provide relevant insights regarding Visa’s strategies, operations and management. In addition, he chaired the BBVA Bancomer’s Assets and Liabilities Committee, Credit Committee and Operational Risk Committee, which enhanced his understanding of risk management of large, complex organizations

•  As the Chief Financial Officer of a large publicly-traded company, and through his board and committee membership with several large companies in Mexico, he has accumulated extensive experience in corporate finance and accounting, financial reporting and internal controls, human resources and compensation, which contributes to his service on our Compensation and Finance Committees

Alfred F. Kelly, Jr. Age: 61 Director Since: January 2014 Board Committees: None

Public Company Directorships:

(current) Visa Inc.

(prior) MetLife Inc.; Affinion Group Holdings, Inc.; Affinion Group, Inc.

Career Highlights:

•  Chief Executive Officer, Visa Inc. since December 2016 and Chairman since April 2019

•  Chief Executive Officer and President of Intersection, a digital technology and media company, from March 2016 to October 2016

•  Management Advisor, TowerBrook Capital Partners L.P. from April 2015 to February 2016

•  Chairman, President and Chief Executive Officer of the 2014 NY/NJ Super Bowl Host Company, the entity created to raise funds for and host Super Bowl XLVIII, from April 2011 to August 2014

•  Held senior positions at the American Express Company, a global financial services company, for 23 years, including serving as President from July 2007 to April 2010, Group President, Consumer, Small Business and Merchant Services from June 2005 to July 2007, and Group President, U.S. Consumer and Small Business Services from June 2000 to June 2005

•  Former head of information systems at the White House from 1985 to 1987

•  Held various positions in information systems and financial planning at PepsiCo Inc. from 1981 to 1985

•  B.A. degree in Computer and Information Science and an M.B.A. degree from Iona College

Specific Qualifications, Experience, Attributes and Skills:

•  As the President of American Express, he was responsible for the company’s global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel and risk and information management

•  Significant tenure and experience as a senior executive of a global financial services and payment card company provide him with a thorough understanding of our business and industry

•  Has experience in information technology and data management, both areas relevant to our business, from his service as the head of information systems of the White House and his roles at PepsiCo

•  His previous service as a member of the Audit Committee of MetLife, and as Chair of the Audit Committees of Affinion Group Holdings, Inc. and its wholly-owned subsidiary, Affinion Group, Inc., enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

Ramon Laguarta Age: 56 Independent Director Since: November 2019 Board Committees: Audit and Risk Committee Nominating and Corporate Governance Committee

Public Company Directorships:

(current) PepsiCo, Inc.; Visa Inc.

(prior) none

Career Highlights:

•  Chief Executive Officer of PepsiCo, Inc. since October 2018 and Chairman of the Board since February 2019

•  Held several other senior positions at PepsiCo for over 20 years, including: President (2017-2018); Chief Executive Officer, Europe Sub-Saharan Africa (2015-2017); Chief Executive Officer, Europe (2015); President, Developing and Emerging Markets, PepsiCo Europe (2012-2015); President, Eastern Europe, PepsiCo Europe (2008-2012); Commercial Vice President, Snacks and Beverages, PepsiCo Europe (2006-2008); General Manager, Iberia Snacks and Juices (2003-2006); General Manager, Spain Snacks (2001-2003); General Manager, Greece and Cyprus (1999-2001); and Vice President, Business Development (1996-1999)

•  M.B.A. in international business from ESADE Business School in Spain and a Masters in international management from Thunderbird School of Global Management at Arizona State University

Specific Qualifications, Experience, Attributes and Skills:

•  Strong leadership skills and extensive consumer packaged goods experience gained from the 20-plus years he spent in a variety of senior operational and executive roles at PepsiCo enables him to provide valuable market and consumer insights.

•  His numerous international senior management positions, including living in Europe and leading PepsiCo’s Europe Sub-Saharan Africa division, which has operations that span three continents and is composed of developed, developing and emerging markets, provides invaluable perspectives on the global marketplace and sustainability. He speaks multiple languages including English, Spanish, French, German and Greek.

•  His deep experience and strong understanding of the key strategic challenges and opportunities of running a large global business make him well-positioned to oversee strategic planning, operations, marketing, brand development and logistics.

John F. Lundgren Age: 68 Independent Director Since: April 2017 Board Committees: Nominating and Corporate Governance Committee

Public Company Directorships:

(current) Callaway Golf Company; Visa Inc.

(prior) Stanley Black & Decker, Inc.; Staples, Inc.

Career Highlights:

•  Lead Independent Director of our Board since April 2019

•  Chief Executive Officer of Stanley Black & Decker, Inc. from March 2010 until his retirement in July 2016; also served as Chairman until December 2016

•  Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use, from March 2004 until its merger with Black & Decker in March 2010

•  President of European Consumer Products of Georgia-Pacific Corporation from January 2000 to February 2004

•  President of European Consumer Products of James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000 until its acquisition by Georgia-Pacific

•  B.A. degree from Dartmouth College and an M.B.A. from Stanford University

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial executive leadership and brand experience having served over 12 years as Chief Executive Officer and Chairman of Stanley Black & Decker and The Stanley Works

•  Knowledge and experience with consumer market in Europe having served as President, European Consumer Products of Georgia Pacific Corporation, Fort James Corporation and James River Corporation for over 14 years

•  Currently serves as a member of the Audit Committee of Callaway Golf Company, providing him with experience in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

•  As a director of other public companies, he has experience with corporate governance, risk management, and business strategy and operations

Robert W. Matschullat Age: 72 Independent Director Since: October 2007 Board Committees: Compensation Committee; Finance Committee

Public Company Directorships:

(current) The Clorox Company; Visa Inc.

(prior) The Walt Disney Company; McKesson Corporation; Morgan Stanley & Co. Incorporated; The Seagram Company Limited

Career Highlights:

•  Independent Chair of our Board from April 2013 to April 2019

•  Independent Lead Director (November 2012 to July 2015); interim Chairman and interim Chief Executive Officer (March 2006 to October 2006); Presiding Director (January 2005 to March 2006), and Chairman of the board (January 2004 to January 2005) of the Clorox Company, a global consumer products company

•  Vice Chairman of the board of directors and Chief Financial Officer of The Seagram Company Limited, a global company with entertainment and beverage operations, from 1995 until 2000

•  Head of worldwide investment banking at Morgan Stanley & Co. Incorporated, a securities and investment firm, from 1991 to 1995

•  Served on the board of directors of The Walt Disney Company from 2002 to 2018, McKesson Corporation from 2002 to 2007, and Morgan Stanley from 1992 to 1995

•  B.A. degree in Sociology from Stanford University and an M.B.A. degree from the Stanford Graduate School of Business

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial executive leadership, financial services and risk management experience, having served as the head of worldwide investment banking and a director of Morgan Stanley, the Vice Chairman and Chief Financial Officer of Seagram, and the Chairman and interim Chief Executive Officer of Clorox

•  Was responsible for all finance, strategic planning, corporate communications, government, tax, accounting and internal auditing, mergers and acquisitions and risk management functions at Seagram

•  Served as the chair of the Audit Committee of Disney and Clorox, and as chair of the Finance Committee and a member of the Audit Committee of McKesson. These roles enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

•  Has experience managing complex, multinational operations from his tenure at Morgan Stanley, which operates in over 42 countries around the world, as well as Seagram and Clorox, whose products are sold in over 100 countries

Denise M. Morrison Age: 65 Independent Director Since: August 2018 Board Committees: Audit and Risk Committee; Compensation Committee

Public Company Directorships:

(current) MetLife, Inc.; Quest Diagnostics; Visa Inc.

(prior) Campbell Soup Company

Career Highlights:

•  Founder of Denise Morrison & Associates, LLC, a consulting firm, since October 2018

•  President and Chief Executive Officer (August 2011 to May 2018), and a Board member (October 2010 to May 2018); Executive Vice President and COO (October 2010 to July 2011); Senior Vice President, President of North America Soup, Sauces and Beverages (October 2007 to September 2010); President, Campbell USA (June 2005 to September 2007); and President, Global Sales and Chief Customer Officer (April 2003 and May 2005) of Campbell Soup Company, a food and beverage company

•  Held senior positions at Kraft Foods, Inc., a food and beverage company, including Executive Vice President and General Manager, Snacks Division from 2001 to 2003; Executive Vice President and General Manager, Confections Division in 2001; Senior Vice President and General Manager, Nabisco Down the Street Division in 2000; Senior Vice President, Nabisco Sales and Integrated Logistics from 1998 to 2000; Vice President, Nabisco Foods Sales and Integrated Logistics from 1997 to 1998 and Area Vice President, West, Nabisco Sales and Integrated Logistics from 1995 to 1997

•  Held various senior marketing and sales positions at Nestle SA from 1984 to 1995

•  Held Business Development manager position at PepsiCo, Inc. from 1982 to 1984

•  Held various manager and sales positions at The Procter & Gamble Company from 1975 to 1982

•  B.S. degrees in Economics and Psychology from Boston College

Specific Qualifications, Experience, Attributes and Skills:

•  Distinguished record of building strong businesses and growing iconic brands, having served over 15 years as Chief Executive Officer and other senior management roles at Campbell Soup Company, whose products are sold in over 120 countries around the world

•  Her extensive executive leadership experience provides her with a strong understanding of the key strategic challenges and opportunities of running a large, complex business, including financial management, operations, risk management, talent management and succession planning, which contributes to her service on our Audit and Risk and Compensation Committees

•  Her prior experience in sales, marketing, operations and business development in leading consumer product companies add to her deep understanding of the consumer and retail market

•  Her board and committee service with public and private companies provide her with a strong understanding of the effective functioning of corporate governance structures

Suzanne Nora Johnson Age: 62 Independent Director Since: October 2007 Board Committees: Compensation Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) American International Group, Inc.; Intuit Inc.; Pfizer Inc.; Visa Inc.

Career Highlights:

•  Vice Chairman of the Goldman Sachs Group, Inc., a bank holding company and a global investment banking, securities and investment management firm, from November 2004 until her retirement in January 2007

•  Served in various leadership roles at Goldman Sachs, including Chair of the Global Markets Institute, head of the Global Investment Research Division and head of the Global Healthcare Business; founded the firm’s Latin American business

•  B.A. degree in Economics, Philosophy/Religion and Political Science from the University of Southern California and a J.D. degree from Harvard Law School

Specific Qualifications, Experience, Attributes and Skills:

•  Extensive financial services, international and executive leadership experience from her 21-year tenure at Goldman Sachs. As Vice Chairman of the firm, as well as in her prior roles as Chair of the Global Markets Institute, head of the Global Investment Research Division and head of the firm’s Global Healthcare Business, she gained expertise in strategic and financial planning, risk oversight and multinational operations, which enables her to provide sound guidance and insight regarding Visa’s strategies and management

•  Significant financial experience from her work in investment banking and investment research, including a thorough understanding of financial statements, corporate finance, accounting and capital markets

•  Clerked for the United States Court of Appeals for the Fourth Circuit and practiced transactional and banking law at a pre-eminent national law firm, a background that provides her with insight into the laws and regulations that impact Visa

•  Her board and committee service for American International Group, Intuit and Pfizer similarly contribute to her strong understanding of corporate governance and the best practices of effective publicly-traded company boards

John A. C. Swainson Age: 65 Independent Director Since: October 2007 Board Committees: Audit and Risk Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) Schneider National, Inc.; Visa Inc.

(prior) Assurant Inc.; Broadcom Corporation, CA, Inc.; Cadence Design Systems Inc.

Career Highlights:

•  Executive Partner, Siris Capital Group, a private equity firm, since November 2017

•  President of the Software Group of Dell Inc., a global computer manufacturer and information technology solutions provider, from February 2012 to November 2016

•  Senior Advisor to Silver Lake Partners, a global private investment firm, from June 2010 to February 2012

•  Chief Executive Officer of CA, Inc. (now CA Technologies), an information technology management software company, from February 2005 to December 2009 and was President and a director of CA, Inc. from November 2004 to December 2009

•  Vice President of Worldwide Sales for the Software Group of International Business Machines Corporation (IBM), a globally integrated technology company, from July 2004 to November 2004

•  General Manager of the Application Integration Middleware division of IBM from 1997 to 2004

•  Bachelor of Applied Science degree in Engineering from the University of British Columbia

Specific Qualifications, Experience, Attributes and Skills:

•  Significant experience in the information technology industry, as well as in executive management, international operations, strategy, sales and marketing, from his tenure at Dell, CA Inc., and IBM

•  Responsible for leading Dell’s worldwide software businesses as the President of the Software Group, including software delivered as part of Dell’s hardware and services operations.

•  Oversaw the strategic direction and day-to-day operations as the Chief Executive Officer and director of CA, Inc., which is a multinational enterprise software business serving clients around the globe

•  Spent 26 years as a senior executive at IBM, including as Vice President of Worldwide Software Sales, where he oversaw sales for all IBM software products globally

•  Served as the General Manager of the Application Integration and Middleware Division, IBM’s largest software division, where he and his team developed, marketed and launched highly successful middleware products

•  Member of IBM’s Worldwide Management Council, strategy team and senior leadership team

•  Extensive executive experience from his roles at Dell, CA Inc., and IBM enables him to provide valuable insight into Visa’s product and growth strategies and other key aspects of the Company’s day-to-day business and management

•  Prior board and committee service for Cadence Design Systems Inc., Assurant Inc. and Broadcom Corporation broadened his exposure to new technologies, and provided him with expertise in the corporate governance of U.S. publicly-traded companies, which is relevant to his service on our Nominating and Corporate Governance Committee

Maynard G. Webb, Jr. Age: 64 Independent Director Since: January 2014 Board Committees: Compensation Committee; Finance Committee

Public Company Directorships:

(current) Salesforce.com. Inc.; Visa Inc.

(prior) Extensity, Inc.; Gartner, Inc.; Hyperion Solutions Corporation; LiveOps, Inc.; Niku Corporation; Yahoo! Inc.

Career Highlights:

•  Founder of Webb Investment Network, an early stage investment firm, and a co-founder of Everwise Corporation, a provider of workplace mentoring solutions

•  Chairman of the Board of LiveOps Inc., a cloud-based call center, from 2008 to 2013 and was its Chief Executive Officer from December 2006 to July 2011

•  Chief Operating Officer of eBay, Inc., a global commerce and payments provider, from June 2002 to August 2006, and President of eBay Technologies from August 1999 to June 2002

•  Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, from July 1998 to August 1999

•  Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer, from February 1995 to July 1998

•  Bachelor of Applied Arts degree from Florida Atlantic University

Specific Qualifications, Experience, Attributes and Skills:

•  Significant experience in developing, managing and leading high-growth technology companies, both from his roles as an investor and as a senior executive of LiveOps and eBay

•  Substantial leadership and operational experience, having served as the Chief Executive Officer of LiveOps, Chief Operating Officer of eBay, Inc., President of eBay Technologies, and as Chief Information Officer of Gateway and Bay Networks

•  His experience and expertise in engineering and information technology, as well as his prior and current service on the boards of several large, publicly-traded technology companies, enable him to contribute to the board’s understanding and oversight of Visa’s management, operations, systems and strategies

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

Except where otherwise indicated, we believe that the stockholders named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The following tables are based on 1,711,838,234 shares of Class A common stock outstanding as of November 29, 2019.

Directors and Executive Officers

The following table sets forth information known to the Company as of December 1, 2019 with respect to beneficial ownership of our Class A common stock by:

•	each member of the Board;

•	our named executive officers for fiscal year 2019; and

•	all current executive officers and directors of Visa as a group.

None of the directors, named executive officers, individually, or directors and current executive officers as a group, beneficially owned more than 1% of the total number of shares of our Class A common stock outstanding as of December 1, 2019.

Name of Beneficial Owner	Class A common stock	Shares Issuable Pursuant to Options Exercisable within 60 days of December 1, 2019	Total
Directors and Named Executive Officers:
Rajat Taneja	218,003	618,776	836,779
Ryan McInerney	133,776	520,598	654,374
Alfred F. Kelly, Jr.	146,514	375,918	522,432	(1)
Vasant M. Prabhu	79,767	263,681	343,448
Kelly Mahon Tullier	53,271	166,254	219,525
Suzanne Nora Johnson	109,313	-	109,313
John A. C. Swainson	70,173	-	70,173
Robert W. Matschullat	58,849	-	58,849	(1)
Francisco Javier Fernández-Carbajal	26,353	-	26,353
Mary B. Cranston	18,428	-	18,428	(1)
Lloyd A. Carney	3,452	-	3,452
John F. Lundgren	2,885	-	2,885
Denise M. Morrison	3,223	-	3,223
Maynard G. Webb, Jr.	1,481	-	1,481	(1)
Ramon Laguarta	206	-	206
All Directors and Executive Officers as a Group (18 persons)	1,180,418	2,147,221	3,327,639

(1)

Total does not include the following number of shares deferred by each of our directors, as to which no voting or investment power currently exists: Matschullat (2,880), Cranston (10,581), Kelly (5,126) and Webb (9,100).

Principal Stockholders

The following table shows those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Class A common stock based on the information disclosed in the SEC filings identified below and the number of the Company’s Class A common stock outstanding as of December 1, 2019. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Date of Schedule 13G/A Filing	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	February 11, 2019	134,176,902	7.84
BlackRock Inc. 55 East 52nd Street New York, NY 10055	February 6, 2019	121,832,516	7.12
FMR LLC 245 Summer Street Boston, MA 02210	February 13, 2019	91,031,323	5.32

(1)

Beneficial Owner	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose
Vanguard	2,173,980	438,203	131,606,930	2,569,972
BlackRock	105,507,881	0	121,832,516	0
FMR	13,808,055	0	91,031,323	0

EXECUTIVE OFFICERS

Biographical data for each of our current executive officers is set forth below, excluding Mr. Kelly’s biography, which is included under the heading Director Nominee Biographies above.

Lynne Biggar Executive Vice President and Chief Marketing and Communications Officer Age: 57

•  Joined Visa in February 2016

•  Leads all global efforts driving Visa’s global brand and surrounding marketing and client/consumer engagement efforts, including brand positioning, sponsorship management and activation, media and channel strategies, data and insights development, and internal and external communications

•  Former Executive Vice President – Consumer Marketing and Revenue for Time Inc., one of the largest branded media companies, from November 2013 to January 2016, where she was responsible for driving consumer revenue for Time Inc. brands and products across all channels, consumer insights, data solutions and customer service.

•  Held many senior positions at American Express Company, a multinational financial services corporation, from 1992 to 2013, most recently as Executive Vice President & General Manager – International Card Products and Experiences from January 2012 to November 2013, and Executive Vice President & General Manager – US Membership Rewards and Strategic Card Services in 2011

•  Member of the Board of Directors of Voya Financial, Inc.

•  Received her B.A. in international relations from Stanford University and an M.B.A. from Columbia University

Paul Fabara Executive Vice President and Chief Risk Officer Age: 54

•  Joined Visa in September 2019

•  Responsible for maintaining the integrity and security of the Visa payment system, while also serving as the principal liaison with regulatory agencies

•  Ensures that Visa continues to deliver industry-leading services to prevent, detect and mitigate the impact of fraud and security attacks on Visa’s clients and other payment system stakeholders

•  Held many senior positions at American Express Company, a multinational financial services corporation, from 2011 to 2019, most recently as President, Global Services Group from February 2018 to September 2019, where he was responsible for the company’s global servicing functions, including customer service, credit and fraud operations, as well as enterprise-wide strategic initiatives; and Chief Risk Officer and President, Global Risk, Banking & Compliance, where he promoted strong capabilities and disciplined, integrated risk controls, from February 2016 to February 2018

•  Held senior positions at Barclays, a multinational investment bank and financial services company, including Managing Director, Global Head of Operations, Regulatory Implementation and Planning from February 2009 to January 2011, and Global Chief Operating Officer, Barclaycard from August 2006 to February 2009

•  Former Chief Operating Officer, Card Services at Alliance Data Systems, provider of loyalty and marketing services, from June 2002 to August 2006

•  Started his career at Providian Financial Corporation, where he served in many capacities including risk management, underwriting, marketing, sales and service and credit administration

Ryan McInerney President Age: 44

•  Joined Visa in May 2013

•  Responsible for delivering value to Visa’s financial institutions, acquirers, merchants and strategic partners in more than 200 countries and territories around the world

•  Oversees Visa’s market leadership teams, client support services, innovation and strategic partnerships, and global product solutions

•  Served as Chief Executive Officer of Consumer Banking for JPMorgan Chase, a global financial services firm, from June 2010 to May 2013, where he oversaw a business with more than 75,000 employees and revenues of approximately $14 billion; was responsible for a banking network serving 20 million customers in 23 states

•  Served as Chief Operating Officer for Home Lending and as Chief Risk Officer for Chase’s consumer businesses, overseeing all credit risk management in credit card, home lending, auto finance, education finance, consumer banking and business banking; also served as Chase’s head of Product and Marketing for Consumer Banking

•  Former Principal at McKinsey & Company in the firm’s retail banking and payments practices

•  Received a finance degree from the University of Notre Dame

Vasant M. Prabhu Vice Chairman and Chief Financial Officer Age: 59

•  Joined Visa in February 2015

•  Responsible for the Company’s financial strategies, planning and reporting, in addition to all finance operations and investor relations

•  Served as Chief Financial Officer for NBCUniversal, a multinational media conglomerate, from May 2014 to February 2015, where he oversaw the company’s financial planning and operations and played a key role in NBCUniversal’s strategic business initiatives. Also managed the Operations and Technical Services division, which included NBCUniversal’s technical operations, physical plant, corporate services and information technology functions

•  Served as Chief Financial Officer for Starwood Hotels & Resorts Worldwide, Inc., a hotel company that is now part of Marriott International, from 2004 to May 2014

•  Former Executive Vice President, Chief Financial Officer and President, E-Commerce for Safeway, Inc., the $35 billion supermarket retailer

•  Gained experience in the media sector as President of the Information and Media Group, The McGraw-Hill Companies, where he led a $1 billion division comprising Business Week, Broadcast television stations and Business Information Services

•  Held senior positions at PepsiCo, including Senior Vice President of Finance & Chief Financial Officer, Pepsi-Cola International

•  Started his career at Booz, Allen & Hamilton, the management consulting firm, where he rose to become a Partner serving Media and Consumer companies

•  Member of the Board of Directors of Mattel, Inc.

•  Received his M.B.A. from the University of Chicago and a B.S. in Engineering from the Indian Institute of Technology

William M. Sheedy Executive Vice President, The Strategy Group Age: 52

•  Joined Visa in 1993

•  Responsible for charting the Company’s strategic direction and driving growth; expanding the Company’s relationships with governments and regulators globally; leading critical initiatives and transactions with clients and partners around the world, with a particular focus on Europe; and leads Visa’s initiatives focused on global social impact, as well as all employee learning activities.

•  Former CEO of Visa Europe, and Group President, Americas, and oversaw Visa’s business in North America, Central America, South America and the Caribbean, across nearly 50 countries; was responsible for issuer, merchant, acquirer and third-party processor relationships and led efforts to expand card issuance, merchant acceptance and usage of Visa-branded products and services across the Americas; also had responsibility for Visa’s core credit, debit, prepaid, commercial/small business, co-brand, CyberSource and merchant acceptance businesses

•  Served as President of the company’s North America region

•  Played a leadership role in managing Visa’s corporate restructuring that merged multiple regional Visa groups into a single global company, culminating in Visa’s successful initial public offering in 2008

•  Managed Visa’s U.S. pricing and economics strategies

•  Holds a B.S. from West Virginia University and an M.B.A. from the University of Notre Dame

Rajat Taneja President, Technology Age: 55

•  Joined Visa in November 2013

•  Responsible for the Company’s technology innovation and investment strategy, product engineering, global IT and operations infrastructure

•  Served as Executive Vice President and Chief Technology Officer of Electronic Arts Inc., a video game company, from October 2011 to November 2013, where he was responsible for platform engineering, data center operations and IT supporting the company’s global customer base

•  Worked at Microsoft Corporation, including most recently as the Corporate Vice President, Commerce Division, in 2011 and the General Manager and Corporate Vice President, Online Services Division, from 2007 to 2011

•  Holds a B.E. in Electrical Engineering from Jadavpur University and an M.B.A. from Washington State University

Kelly Mahon Tullier Executive Vice President, General Counsel and Corporate Secretary Age: 53

•  Joined Visa in June 2014

•  Leads the global legal and compliance functions for Visa

•  Served as Senior Vice President and Deputy General Counsel at PepsiCo, Inc., a multinational food, snack and beverage corporation, from August 2011 to June 2014, and managed the global legal teams supporting the business around the world, as well as centralized teams responsible for mergers and acquisitions, intellectual property, regulatory, litigation and procurement legal matters; also served as Senior Vice President and General Counsel for PepsiCo’s Asia Pacific, Middle East and Africa division, based in Dubai

•  Former Vice President and General Counsel for Frito-Lay, Inc., with responsibility for a wide range of legal, policy and compliance issues

•  Former associate at Baker Botts LLP and also served as a law clerk for the Honorable Sidney A. Fitzwater, U.S. District Court, Northern District of Texas

•  Received her B.A. from Louisiana State University and her J.D., magna cum laude, from Cornell Law School

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, and compensation decisions made under those programs for our named executive officers, or NEOs, for fiscal year 2019, who are listed below.

Name	Title
Alfred F. Kelly, Jr.	Chairman and Chief Executive Officer
Vasant M. Prabhu	Vice Chairman and Chief Financial Officer
Ryan McInerney	President
Rajat Taneja	President, Technology
Kelly Mahon Tullier	Executive Vice President, General Counsel and Corporate Secretary

Philosophy of our Compensation Program

We maintain compensation plans that tie a substantial portion of our NEOs’ overall target annual compensation to the achievement of our corporate performance goals as well as their individual performance. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives. Please see the heading How our Incentive Program is Tied to our Long-Term Strategy for additional information regarding how we include ESG factors in our compensation program.

Principles of our Compensation Program
Pay for Performance	The key principle of our compensation philosophy is pay for performance.
Alignment with Stockholders’ Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.
Variation Based on Performance

We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our NEOs varies based on corporate and individual performance measured against annual and long-term goals.

Components of Executive Compensation

Compensation Component	Type of Pay	Key Characteristics	Purpose

Annual Cash Compensation

Base Salary	Fixed	Annual adjustments based on individual performance, relative to market pay level and internal pay equity.	Attracts, retains and rewards NEOs by providing a fixed source of income to reward experience, skills and competencies relative to market value of the job.

Annual Incentive Awards

Cash Incentive Awards	Performance- Based	Variable cash compensation component based on performance against pre-established individual and corporate performance goals.

Focuses NEOs on our results by rewarding corporate and individual performance and achievement of strategic goals.

Aligns NEOs’ interests with stockholders by promoting strong annual income and revenue growth results.

Long-term Incentive Awards

Equity Granted in the Form of Stock Options, Restricted Stock Awards/Units and Performance Shares	Performance- Based

Long-term equity awards (excluding performance shares) vest in increments over a three-year period.

Performance shares have a three-year performance period and vest at the end of the three-year period.

Aligns each NEO’s interests with long-term stockholder interests by linking a substantial portion of each NEO’s compensation to long-term corporate performance and operational efficiency.

Retains NEOs through multi-year vesting of equity grants and performance periods, as applicable.

Provides opportunities for wealth creation and stock ownership, which attract and motivate our NEOs and promote retention.

Fiscal Year 2019 Financial Highlights

Visa delivered another year of strong financial results in fiscal year 2019. The following table summarizes our key financial results for fiscal years 2019 and 2018. Please see the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for a more detailed discussion of our fiscal year 2019 financial results. In addition, Visa’s total shareholder return for fiscal year 2019 reflected a 15.3% increase.

	Fiscal Year 2019	Fiscal Year 2018	Change (%)(2)
Net Revenue Growth, as reported	11%(2)	12%(2)	n/a
GAAP Net Income (in millions, except percentage)	$12,080	$10,301	17%
Non-GAAP Net Income(1) (in millions, except percentage)	$12,367	$10,729	15%
GAAP Diluted Earnings Per Share	$ 5.32	$ 4.42	20%
Non-GAAP Diluted Earnings Per Share(1)	$ 5.44	$ 4.61	18%

(1)

Non-GAAP net income and Non-GAAP diluted earnings per share in fiscal 2019 and 2018 reflect results as reported in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), adjusted to exclude the impact of certain significant items that we do not believe were indicative of our operating performance, as they were either non-recurring or had no cash impact. For supplemental financial data and corresponding reconciliation to U.S. GAAP see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC on November 14, 2019. Non-GAAP adjusted measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with U.S. GAAP. When making its determination of the net revenue, net income, and earnings per share metrics, which were used as goals for the annual incentive plan and for performance share awards, the Compensation Committee further adjusted as reported results for the items described under the heading Compensation Discussion and Analysis – Corporate Performance Measures and Results for Fiscal Year 2019 and Compensation Discussion and Analysis – Long-Term Incentive Awards Granted in Fiscal Year 2019.

(2)	Calculated based on unrounded numbers.

How Fiscal Year 2019 Named Executive Officer Compensation Is Tied to Company Performance

Our corporate performance was a key factor in our fiscal year 2019 NEO compensation program:

Link to Company Performance

•

For fiscal year 2019, 94% of our Chairman and Chief Executive Officer’s total direct compensation was performance-based and 90% of the average of our other NEOs’ total direct compensation was performance-based. We compensated our NEOs predominantly based on corporate performance. Our Compensation Committee chose Net Income Growth, Net Revenue Growth, Earnings Per Share and relative Total Shareholder Return as key metrics that drive stockholder value, which we use as the basis to compensate our NEOs.

Utilize Annual and Long-Term Awards

•

Each NEO’s performance-based compensation includes an annual cash incentive award and long-term performance shares. For the annual cash incentive, the target award is established at the beginning of the fiscal year and the actual award is adjusted based on performance against pre-established goals. Performance shares provide the opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. We also grant time-based stock options and restricted stock units, which provide value based on the Company’s stock price performance.

Focus on Corporate Performance Metrics

•

The Net Income Growth and Net Revenue Growth metrics for our annual cash incentive awards were adjusted (in accordance with terms approved at the beginning of fiscal year 2019) when determining the annual cash incentive awards as described under the heading Compensation Discussion and Analysis –Corporate Performance Measures and Results for Fiscal Year 2019. In this proxy statement, we refer to these metrics as Net Income Growth – VIP adjusted and Net Revenue Growth – VIP adjusted. Actual performance for each metric exceeded target for fiscal year 2019. Accordingly, the Compensation Committee approved the corporate performance portion of the annual incentive award paying out at 122% of target.

•

The final number of shares earned pursuant to a performance share award is determined based on the average EPS result over the three separate years applicable to the particular performance share award and the relative TSR for the three-year period. As described under the heading Compensation Discussion and Analysis – Long-Term Incentive Awards Granted in Fiscal Year 2019, and in accordance with terms approved at the beginning of fiscal year 2019, the Compensation Committee adjusted the fiscal year 2019 EPS when determining applicable performance share results. In this proxy statement, we refer to this metric as EPS – PS adjusted. Our fiscal year 2019 EPS – PS adjusted was above target, resulting in a performance factor of 127% for the relevant portion of the award.

•

The performance shares previously awarded on November 19, 2016 completed their three-year performance period following the 2019 fiscal year-end. Performance shares earned pursuant to this award were based on EPS – PS adjusted for fiscal years 2017, 2018 and 2019 and three-year relative TSR (measured against the S&P 500). As described under the heading Compensation Discussion and Analysis – Determination of Shares Earned for Performance Shares Previously Awarded on November 19, 2016, EPS-PS adjusted and TSR metrics were above target and the performance shares earned equated to 200% of the target share award.

Highlights of our Compensation Programs

WHAT WE DO
Pay for Performance: A significant portion of each NEO’s target annual compensation is tied to corporate and individual performance.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote. At both our 2019 and 2018 Annual Meetings of Stockholders, approximately 96% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year compensation of our NEOs.

Clawback Policy: Our Clawback Policy allows the Board to recoup incentive compensation paid to our executive officers if the financial results on which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive officer.

Short-Term and Long-Term Incentives/Measures: Our annual and long-term plans provide a balance of incentives and include different measures of performance.
Capped Incentive Award: Payouts under our annual incentive and long-term performance shares are capped at 200% of target.
Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant, who provides no other service to the Company.

Stock Ownership Guidelines: To further align the interests of management with our stockholders, we have significant stock ownership guidelines that require our executive officers to hold a multiple of their annual base salary in equity.

Limited Perquisites and No Related Tax Gross-Ups: We provide limited perquisites and no tax gross-ups except on business-related relocation expenses and tax equalization for employees on expatriate assignments, as provided in our relocation and tax equalization policies.

Engagement with Stockholders: Our Board and management team greatly value the opinions and feedback of our stockholders, which is why we have proactive, ongoing engagement with our stockholders throughout the year focused on executive compensation.

WHAT WE DON’T DO

Gross-ups for Excise Taxes: Our Executive Severance Plan does not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control. Similarly, we do not provide for tax gross-ups on our limited perquisites.

Reprice Stock Options: Our equity incentive plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.
Fixed-Term Employment Agreements: Employment of our executive officers is “at will” and may be terminated by either the Company or the employee at any time.

No Single-Trigger Severance Arrangements: Our Executive Severance Plan and equity award agreements generally require a qualifying termination of employment in addition to a change of control before any change of control payments or benefits are triggered.

Hedging and Pledging: Our insider trading policy prohibits all employees and directors from hedging their economic interest in the Visa shares they hold or pledging Visa shares as collateral for a loan.

How our Incentive Program is Tied to our Long-Term Strategy

We have designed our strategic pillars, which are outlined below, to position the Company competitively and thereby deliver superior operational and financial performance, which will in turn create value for our stockholders.

As illustrated below, we tie our executive compensation program to our long-term business strategy by keeping our executive officers focused on, and rewarding them for, their achievement of goals and fulfillment of activities that support our strategic pillars. A number of these individual goals promote and incorporate environmental, social and governance (“ESG”) factors. In addition, achieving our strategic pillars helps drive the long-term corporate performance metrics used in our executive compensation program.

Annual Incentive Plan: Individual and Corporate Performance

●  A significant portion of our executive officers’ individual performance goals is tied to one or more of our strategic pillars (as explained further in this proxy statement under Individual Performance Goals and Results for Fiscal Year 2019)

●  The executive officers’ individual performance goals may also include ESG factors such as:

●  Diversity and inclusion

●  Employee leadership and development

●  Cybersecurity and data privacy

●  Financial inclusion and access

●  We link a substantial portion of compensation to corporate performance through use of annual cash incentives determined by Net Income Growth and Net Revenue Growth

Aligns executive officers’ interests with stockholders’ interests by:

●  rewarding individual performance for achievement of strategic goals (designed to position the Company competitively)

●  promoting strong annual net income and revenue growth

Long-Term Equity Grants: Individual and Corporate Performance

●  We consider individual performance (which is tied to the strategic pillars, including relevant ESG factors) in setting the value of our executive officers’ long-term equity grant

●  We link a substantial portion of compensation to long-term corporate performance through the use of long-term incentives, including performance shares that use EPS and relative TSR as financial metrics

Further aligns executive officers’ interests with long-term stockholders’ interests by:

●  taking individual performance (which is tied to strategic pillars) into account in making grants

●  linking a substantial portion of long-term compensation to long-term corporate performance and operational efficiency

Say-on-Pay

At the 2019 Annual Meeting of Stockholders, approximately 96% of the votes cast on the Company’s annual Say-on-Pay proposal supported our NEO compensation program. We believe these results represent strong investor support of our overall compensation philosophy and decisions for fiscal year 2018. Accordingly, the Compensation Committee did not make any changes to the underlying structure of our executive compensation program for fiscal year 2019 directly as a result of the Say-on-Pay vote. Nevertheless, the Compensation Committee regularly reviews and adjusts the program to ensure it remains competitive and aligned with our stockholders’ interests.

Setting Executive Compensation

Compensation Committee and Management

Our Compensation Committee, which consists solely of independent directors, is responsible for establishing and reviewing the overall compensation philosophy and program for our NEOs.

As discussed in detail under the heading Risk Assessment of Compensation Programs, when establishing the annual compensation program for our NEOs, the Compensation Committee takes into consideration the potential risks associated with the program and structures it to provide appropriate incentives without encouraging excessive risk taking.

Setting Performance Goals and Making Compensation Determinations

●   Compensation Committee begins review of our compensation program, including determining if our compensation levels are competitive with our peer companies and if any changes should be made to the program for the next fiscal year.

●   Compensation Committee determines the principal components of compensation for the NEOs and the individual performance goals of the Chairman and Chief Executive Officer and sets the performance goals for each corporate performance-based compensation component.

●   Chairman and Chief Executive Officer sets individual performance goals for each of the other NEOs, which are reviewed by the Compensation Committee. The individual performance goals are designed to drive our corporate goals and strategic pillars.

● Compensation Committee meets regularly throughout the year, with management and in executive session, and reviews the Company’s performance to date against the corporate performance goals.

●   Compensation Committee conducts a multi-part review of each NEO and the Company’s performance for the preceding fiscal year measured against the pre-established performance goals and makes annual compensation determinations. The Compensation Committee’s objective is to ensure that the level of compensation approved is consistent with the level of corporate and individual performance delivered.

●   Our Chairman and Chief Executive Officer reviews the performance of each NEO (other than his own performance, which is reviewed by the Compensation Committee) relative to the individual annual performance goals established for the fiscal year and presents his compensation recommendations to the Compensation Committee.

●   Compensation Committee exercises discretion in modifying any compensation recommendations relating to NEOs that were made by our Chairman and Chief Executive Officer and approves all compensation decisions for our NEOs.

●   For his own performance review, the Chairman and Chief Executive Officer prepares a self-assessment, which is discussed by the Compensation Committee and the independent directors. When making compensation decisions for our Chairman and Chief Executive Officer and other NEOs, the Compensation Committee considers the views of the independent directors.

Role of Independent Consultant

Our Compensation Committee has the sole authority to retain and replace compensation consultants to provide it with independent advice. The Compensation Committee has engaged FW Cook as its independent consultant to advise it on executive and non-employee director compensation matters. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, FW Cook will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2019, FW Cook provided no services to the Company other than to advise the Compensation Committee on executive and non-employee director compensation issues. In addition, at the start of fiscal year 2019, the Compensation Committee conducted a formal evaluation of the independence of FW Cook and, based on this review, did not identify any conflict of interest raised by the work FW Cook performed in fiscal year 2019. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and the NYSE’s listing standards.

Compensation Peer Group

As part of its annual compensation review process, the Compensation Committee discussed with FW Cook an analysis of our fiscal year 2019 executive compensation program, including total compensation and the elements used to compensate our NEOs. It then compared their compensation to that of similarly situated named executive officers of other companies in our compensation peer group. The review was based on public compensation data for our compensation peer group and data from third-party compensation surveys.

To best inform their pay decisions based on where the Company competes for talent, the Compensation Committee has established two categories for identifying peer companies:

•	Direct business competitors, plus any companies listed as peers by a majority of these companies that would be considered “peers of peers.”

•

Related-industry competitors who are S&P 500 companies (a) classified as financial services or technology, excluding hardware and manufacturing, (b) with a 12-month average market-cap value between 1/4th and 4x Visa’s average market-capitalization, and (c) with annual revenues of less than $150 billion.

The Committee removed as a separate category for identifying peer companies, strategic competitors who are S&P 500 companies recommended by management and approved by the Compensation Committee that have respected global brands, fit the above size criteria, and are frequent competitors for executive talent. Taking into consideration the fact that no companies had been identified under this measure since it was established, the Committee determined that this category was not necessary.

A list of 22 companies identified as peers for fiscal year 2019 is shown below. These remain unchanged from our fiscal year 2018 peer group:

Direct Peers	Related Industry Peers
	Financial Services	Technology
– American Express Company – Discover Financial Services – Mastercard Incorporated – PayPal Holdings, Inc.

– Bank of America Corporation

– BlackRock, Inc.

– Capital One Financial Corporation

– Citigroup Inc.

– JPMorgan Chase & Co.

– Morgan Stanley

– The Bank of New York Mellon Corporation

– The Goldman Sachs Group, Inc.

– The PNC Financial Services Group, Inc.

– U.S. Bancorp

– Wells Fargo & Company

– Accenture plc – Facebook, Inc. – Alphabet Inc. – IBM Corporation – Microsoft Corporation – Oracle Corporation – salesforce.com, inc.

Use of Market Data

In order to attract and retain key executives, we target total compensation for our NEOs by reference to the range of compensation paid to similarly situated executive officers of our compensation peer group. This includes salary, annual incentive targets and long-term incentive values. The actual level of our NEOs’ total direct compensation is determined based on both individual and corporate performance and can vary based on such factors as expertise, performance or advancement potential.

Internal Equity and Tally Sheets

As part of its annual compensation review, the Compensation Committee compares our NEOs’ target annual compensation levels to ensure they are internally equitable. The Compensation Committee also regularly reviews tally sheets for each NEO to ensure that it is considering a complete assessment of all compensation and benefits. The tally sheets include each NEO’s wealth accumulation, which is composed of the aggregate amount of equity awards and other compensation values accumulated by each NEO, and potential payments upon termination or termination following a change of control.

Summary of Fiscal Year 2019 Base Salary and Incentive Compensation

In November 2019, the Compensation Committee determined our NEOs’ total direct compensation based on corporate and individual performance for fiscal year 2019, which is composed of the following elements:

The table below reflects the above components for each NEO for fiscal year 2019. As the long-term incentive awards for fiscal year 2019 set forth in the following table were awarded after the end of the fiscal year, they are discussed under the heading Fiscal Year 2020 Compensation – Long-Term Incentive Compensation. The equity awards discussed under the heading Fiscal Year 2019 Compensation – Long-Term Incentive Compensation refer to the equity awards made on November 19, 2018, during fiscal year 2019.

The table below differs substantially from the Summary Compensation Table for Fiscal Year 2019 later in this proxy statement in that the equity awards included in the table for fiscal year 2019 below were awarded on November 19, 2019 while the equity awards included in the Summary Compensation Table were granted on November 19, 2018. This supplemental table is not intended as a substitute for the information in the Summary Compensation Table for Fiscal Year 2019, which is required by the SEC.

		Incentive Compensation
Name	Base Salary ($)(1)	Annual Incentive Plan ($)(2)	Value of Performance Shares (target value) ($)(3)	Value of Stock Options ($)(4)	Value of Restricted Stock/ Units ($)(4)	Total ($)
Alfred F. Kelly, Jr.	1,400,000	4,270,000	9,125,000	4,562,500	4,562,500	23,920,000
Vasant M. Prabhu	1,000,000	2,440,000	4,250,000	2,125,000	2,125,000	11,940,000
Ryan McInerney	900,000	2,196,000	5,250,000	2,625,000	2,625,000	13,596,000
Rajat Taneja	900,000	2,196,000	5,000,000	2,500,000	2,500,000	13,096,000
Kelly Mahon Tullier	675,000	1,111,725	2,000,000	1,000,000	1,000,000	5,786,725

(1)	Reflects the NEO’s rate of base salary as of September 30, 2019.
(2)

Reflects the payment pursuant to the annual incentive plan approved by the Compensation Committee in November 2019 and paid on November 15, 2019. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2019.

(3)

Reflects the dollar value of performance shares approved by the Compensation Committee in November 2019 and awarded on November 19, 2019. Please see the heading Fiscal Year 2019 Compensation – Long-Term Incentive Compensation for additional information regarding these awards.

(4)

Reflects the dollar value of restricted stock units and stock option grants approved by the Compensation Committee in November 2019 and granted on November 19, 2019. The grant date fair value of these awards will be included in the fiscal year 2020 Summary Compensation Table in the proxy statement for the 2021 annual meeting of stockholders. Please see the heading Fiscal Year 2020 Compensation – Long-Term Incentive Compensation for additional information regarding these awards.

Fiscal Year 2019 Compensation

Base Salary

When setting our NEOs’ base pay, the Compensation Committee generally targets the range of compensation paid to similarly situated executive officers of our compensation peer group. The Compensation Committee may set salaries above or below the median amount based on considerations including the expertise, performance or advancement potential of each NEO, including relative to other NEOs. The base salary levels of our NEOs typically are considered annually as part of our performance review process, and upon an NEO’s promotion or other change in job responsibilities.

During its annual review of the base salaries of our NEOs for fiscal year 2019, the Compensation Committee considered:

•	market data of our compensation peer group;

•	an internal review of each NEO’s compensation, both individually and relative to other NEOs; and

•	the individual performance of each NEO.

Based on this review, the Compensation Committee decided that it was appropriate to increase the base salary of Mr. Kelly from $1,300,000 to $1,400,000 for fiscal year 2019. The Compensation Committee made no changes to the base salaries of the other NEOs for fiscal year 2019.

Annual Incentive Plan

Incentive Plan Target Percentage. During fiscal year 2019, each of our NEOs was eligible to earn an annual cash incentive award under the Visa Inc. Incentive Plan, or VIP, which we sometimes refer to as our annual incentive plan. Each NEO’s potential award was expressed as a percentage of his or her base salary, including threshold, target and maximum percentages. After the end of the fiscal year, the Compensation Committee determined the amount of each NEO’s actual annual incentive award based upon the achievement of a combination of pre-determined corporate and individual goals.

The above graphic reflects weightings for our NEOs, except our Chairman and CEO. For our Chairman and CEO, the weightings are: 80% for Corporate Performance and 20% for Individual Performance. These weightings balance the NEOs’ shared responsibility to achieve corporate goals that increase the value of the Company with the desire to motivate them to achieve goals within each individual’s specific area of responsibility. These weightings also allow the Compensation Committee to further differentiate compensation between the NEOs based on their individual performance.

Corporate Goals and Individual Goals.

•

In November 2018, the Compensation Committee established corporate threshold goals under the VIP for fiscal year 2019 based on Net Income Growth and Net Revenue Growth, each as adjusted. The threshold corporate performance goals for fiscal year 2019 were Net Income – VIP adjusted, of $6,228 million or Net Revenue Growth – VIP adjusted, of 5.5%.

•	No annual incentive payment may be made for fiscal year 2019 under the VIP unless one or both of these goals are achieved.

•

This approach further aligns our annual incentive plan program with stockholders’ interests by ensuring that no incentive payment is made unless a certain level of corporate performance is achieved. Once either of the threshold corporate performance goals is met or exceeded, each NEO becomes eligible to receive up to his or her maximum potential annual incentive award. When making final payout determinations, the Compensation Committee may exercise negative discretion to award less than the maximum potential award.

•

As the threshold corporate performance levels for both metrics were achieved, fiscal year 2019 annual incentive payments were then based on a combination of corporate and individual performance as described below.

Corporate Performance Measures and Results for Fiscal Year 2019

The Compensation Committee approved the corporate performance weightings, targets and metrics for fiscal year 2019 displayed in the table below. The Compensation Committee also approved a range of payouts as a percentage of each NEO’s target annual bonus at various levels of performance.

Displayed below are the specific performance goals for each level of achievement, the payout ranges as a percentage of target for each level of achievement, the actual fiscal year 2019 result and the approved payout as a percentage of target.

Metric	Weight	Baseline	Target	Exceeding Target	Significantly Exceeding Target	Result	Payout
Net Income Growth – VIP adjusted	70%	5.5%	10%-13%	13%-16%	16%+	13.2%	127%
Net Revenue Growth – VIP adjusted	30%	5.5%	10%-12%	12%-14%	14%+	11.4%	110%

Payout as a % of Target		50%-90%	90%-125%	125%-160%	160%-200%		122%

For purposes of determining the annual incentive plan payout percentage in fiscal year 2019, our Net Income Growth – VIP adjusted was determined by excluding the aforementioned adjustments from our U.S. GAAP Net Income described in footnote 1 to the table under the heading Fiscal Year 2019 Financial Highlights, as well as other pre-established adjustments such as VIP expenses and net income related to acquisitions closed during fiscal 2019. Based on these pre-established adjustments as well as the exclusion of gains for minority investments resulting from an accounting change in the 2019 fiscal year, for purposes of the annual incentive plan payout percentage in fiscal year 2019, our Net Income Growth – VIP adjusted was 13.2%, which is within the Exceeding Target range and allows for a payout range of 125%-160% of target. The Compensation Committee approved a payout of 127% for this metric. In making this determination, the Committee took into account that actual performance of 13.2% was within the goals established for the “Exceeding Target” range.

Our actual Net Revenue Growth – VIP adjusted for fiscal year 2019 was determined as year-over-year growth in gross operating revenues net of incentives, further adjusted to exclude pre-established adjustments such as the net revenue related to acquisitions closed during fiscal year 2019. The result, as shown above, was 11.4% Net Revenue Growth – VIP adjusted for fiscal year 2019, which is within the Target range and allows for a payout of 90% – 125% of target. The Compensation Committee approved a payout of 110% for this metric. In making this determination, the Committee took into account that actual performance of 11.4% was within the goals established for the “Target” range.

All of the Compensation Committee’s adjustments were made in accordance with the terms of the annual incentive plan determined at the beginning of fiscal year 2019, as described earlier under Setting Performance Goals and Making Compensation Determinations.

Based on the weightings outlined in the above table, the payout result for corporate performance as a percentage of target for fiscal year 2019 was 122%.

Individual Performance Goals and Results for Fiscal Year 2019

The fiscal year 2019 individual goals for each of our NEOs were set in October 2018 through January 2019. The Compensation Committee believes that our NEOs’ performance goals should support and help achieve the Company’s strategic objectives and be tied to their areas of responsibility. Individual performance goals for the Chairman and Chief Executive Officer were established with the oversight of the Compensation Committee. Individual performance goals for the other NEOs were proposed by the Chairman and Chief Executive Officer and reviewed and approved by the Compensation Committee. As described under How our Incentive Program is Tied to our Long-Term Strategy earlier in this proxy statement, these goals were established by reference to our corporate strategic “pillars” which are designed to position the Company competitively and thereby deliver superior performance, which should in turn create value for our stockholders. To ensure that our executive officers stay focused on these pillars, a significant portion of their individual performance goals were tied to one or more of the pillars. Of note, our focus on Developing Best Talent includes goals for our executives to attract and retain top talent, including creating a unique and inclusive environment for our employees, and a commitment to attract, develop and retain diverse employees, including women and underrepresented talent. In addition, our Expanding Access strategic pillar addresses financial inclusion and access goals that enable the Company to help provide a path out of poverty, create productive empowered citizens, foster business opportunities and fuel economic growth around the world.

After the end of the fiscal year, the Compensation Committee, based on each NEO’s self-assessment and Mr. Kelly’s input, reviewed each NEO’s progress against his or her previously identified individual performance goals. Based on this assessment, an NEO could receive an award from 0% to 200% of the individual portion of his or her annual incentive award. When making its award determinations, the Compensation Committee did not assign a specific weighting to any of the individual goals, but instead reviewed each NEO’s progress against his or her individual goals in the aggregate. The following is a summary description of the performance results for each of the NEOs for fiscal year 2019.

Mr. Kelly	Performance Results
FY2019 Performance Results

•  Performed strongly on financial commitments

•  Successfully delivered on key partnerships and improved client engagement

•  Continued to build on strong global brand and strong control environment

•  Ensured strong succession planning within executive level

•  Championed diversity and inclusion and drove high employee engagement

Mr. Prabhu	Performance Results
FY2019 Performance Results

•  Performed strongly against financial measures

•  Successfully integrated Visa Europe’s finance platform

•  Provided leadership on successful acquisitions and improved management and control of expenditures

•  Continued to enhance employee engagement, including improvement of tools and processes

Mr. McInerney	Performance Results
FY2019 Performance Results

•  Performed strongly against financial measures

•  Successfully renewed key partnerships and executed on regional and country business strategies

•  Expanded access and drove growth in usage of Company’s products globally

•  Deepened partnerships through improved client engagement

•  Demonstrated progress in attracting, developing and retaining diverse talent

Mr. Taneja	Performance Results
FY2019 Performance Results

•  Drove strong security and protection of Company assets through improved technical capabilities

•  Demonstrated strong operational excellence, including focus on high systems availability

•  Delivered strong support of product innovation priorities

•  Enhanced employee engagement, including increased collaboration and improvement of tools and processes

Ms. Mahon Tullier	Performance Results
FY2019 Performance Results

•  Provided strong leadership on regulatory developments, litigation and investigation matters

•  Delivered significantly enhanced data privacy support, governance, and data usage practices

•  Drove increased focus on intellectual property strategy to support strategic initiatives

•  Continued to drive key diversity and inclusion initiatives

•  Successfully led strong corporate governance and shareholder engagement

Based on each NEO’s performance in managing their function and the progress they made towards their individual goals as discussed above, the Compensation Committee, in its discretion, determined that each NEO made substantial progress and awarded the individual portion of each officer’s annual incentive at the percentage of target displayed in the table below.

Name	Percentage of Target for individual portion
Alfred F. Kelly, Jr.	122%
Vasant Prabhu	122%
Ryan McInerney	122%
Rajat Taneja	122%
Kelly Mahon Tullier	122%

Annual Incentive Plan Awards for Fiscal Year 2019

The payouts under our annual incentive plan are computed based on individual and corporate performance, as outlined above. The fiscal year 2019 annual cash incentive award payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2019, and are set forth in the following table.

The table also provides a supplemental breakdown of the components that make up the NEOs’ actual fiscal year 2019 annual incentive awards. The awards as a percentage of the target are displayed for each component.

Annual Base Salary	×	Target Annual Incentive %	×	[	Corporate Performance	×	Corporate Weighting	+	Individual Performance	×	Individual Weighting	]	=	Final Award

		Target(1)		Actual
	Annual Base Salary	Target Annual Incentive %	Target Annual Cash Incentive $	Corporate				Individual		Final Award $	Final Award as % of Target
				Performance %		Factor Weighting		Performance %	Factor Weighting
Alfred F. Kelly, Jr.	$1,400,000	250%	$3,500,000	122%	x	80%	+	122%	× 20%	4,270,000	122%
Vasant Prabhu	$1,000,000	200%	$2,000,000	122%	x	70%	+	122%	× 30%	2,440,000	122%
Ryan McInerney	$900,000	200%	$1,800,000	122%	x	70%	+	122%	× 30%	2,196,000	122%
Rajat Taneja	$900,000	200%	$1,800,000	122%	x	70%	+	122%	× 30%	2,196,000	122%
Kelly Mahon Tullier	$675,000	135%	$ 911,250	122%	x	70%	+	122%	× 30%	1,111,725	122%

(1)	The “threshold” and “maximum” amounts are provided under the Grants of Plan-Based Awards in Fiscal Year 2019 Table.

Long-Term Incentive Compensation

The Visa Inc. 2007 Equity Incentive Compensation Plan, which we refer to as the equity incentive plan, is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, and employees. Additionally, to better align our executive officers’ long-term interests with those of our stockholders, the equity incentive plan does not allow the repricing of stock grants once they are awarded, without prior stockholder approval.

The Compensation Committee administers the equity incentive plan with respect to our NEOs and determines, in its discretion and in accordance with the terms of the equity incentive plan, the recipients who may be granted awards, the form and amount of awards, the terms and conditions of awards (including vesting and forfeiture conditions), the timing of awards, and the form and content of award agreements.

Long-Term Incentive Awards Granted in Fiscal Year 2019

In determining the types and amounts of equity awards to be granted to our NEOs in fiscal year 2019, the Compensation Committee considered factors including the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance, recommendations from our Chairman and Chief Executive Officer (for awards to the NEOs other than himself) and each NEO’s total compensation. The Compensation Committee also considered the incentives provided by different award types, including increasing stockholder value, avoiding excessive risk taking and encouraging employee retention. Below is an illustration of our equity grants awarded in fiscal year 2019 by type for our NEOs, including our Chairman and Chief Executive Officer:

Long-Term

Incentive Awards Type

The following table displays the total combined value of equity awards approved by the Compensation Committee for our NEOs in fiscal year 2019, and the award value broken down by component.

	Total Combined Value of Equity Awards ($)	Components of Annual awards granted on November 19, 2018
		Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Shares at Target ($)(1)

Alfred F. Kelly, Jr.	17,250,000	4,312,500	4,312,500	8,625,000

Vasant M. Prabhu	6,500,000	1,625,000	1,625,000	3,250,000

Ryan McInerney	7,300,000	1,825,000	1,825,000	3,650,000

Rajat Taneja	6,850,000	1,712,500	1,712,500	3,425,000

Kelly Mahon Tullier	3,800,000	950,000	950,000	1,900,000

(1)

As the aggregate grant date fair values of the performance shares displayed in the Summary Compensation Table for Fiscal Year 2019 and the Grants of Plan-Based Awards in Fiscal Year 2019 Table later in this proxy statement are computed in accordance with stock-based accounting rules and will be displayed in multiple years, the values in those tables differ from the value displayed in the table above.

Stock Options and Restricted Stock Units

The dollar value of the equity awards in the table above were converted to a specific number of options or restricted stock units on the November 19, 2018 grant date, based on the fair market value of our Class A common stock on that date and the Black-Scholes value of stock options. The stock options and restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment through each such vesting date.

Performance Shares

The value displayed for performance shares in the table above reflects the target value of the award. The target number of performance shares is determined at the beginning of a three-year performance period and the number of shares earned at the end of the three-year period will range from zero to 200% of the target number of shares depending on our corporate performance, as measured by:

•	the annual EPS goal established for each fiscal year; and

•	an overall modifier based on Visa’s TSR ranked relative to S&P 500 companies, or TSR Rank, over the three-year performance period.

Impact of Stock Buybacks on EPS

The amount of stock buy-backs are budgeted at the beginning of the year. If Visa repurchased stock significantly above or below this level, the EPS result would be adjusted for the difference.

The TSR Rank Modifier

The TSR Rank modifier will reduce compensation to our NEOs for periods when our stockholders’ value increase is below the median of the companies comprising the S&P 500 and will enhance our NEOs’ compensation for periods when our stockholders’ value increase exceeds the median of the companies comprising the S&P 500. The total number of shares that may be earned at the end of the three-year period is capped at 200% of the target number of shares.

EPS Goals

One-third of the target performance shares awarded on November 19, 2018 were tied to the fiscal year 2019 EPS goal that the Compensation Committee established within the first ninety days of fiscal year 2019. The remaining two-thirds of the target shares awarded are tied to the EPS goals for each of fiscal years 2020 and 2021, which will be set by the Compensation Committee within the first ninety days of the respective fiscal year. The actual EPS result will be used to determine the percentage of target shares credited from each of the three award segments. At the end of fiscal year 2019, the Compensation Committee reviewed our EPS – PS adjusted of $5.45 which was determined by excluding from U.S. GAAP EPS: the aforementioned adjustments from U.S. GAAP Net Income described in footnote 1 to the table under the heading Fiscal Year 2019 Financial Highlights, as well as other adjustments including net income related to acquisitions closed during fiscal 2019. All of the Compensation Committee’s adjustments were made in accordance with terms determined at the beginning of fiscal year 2019, as described earlier under Setting Performance Goals and Making Compensation Determinations. The Compensation Committee determined that the final EPS result – PS adjusted of $5.45 exceeded the target goal of $5.35 for fiscal year 2019. Using the unrounded result to interpolate between target (100%) and maximum (200%) yielded a result of 127% for fiscal year 2019.

At the completion of the entire three-year performance period in November 2021, the shares credited from the above EPS calculations for the three fiscal years will be totaled and the overall number of shares will be modified based on Visa’s TSR Rank for the full three-year period. This TSR Rank modification may increase or decrease the final number of shares earned by a maximum of 25% (see chart below); however, the final number of shares earned at the end of the three-year period, after the modification is applied, is capped at 200% of the initial target number.

	Threshold Performance	Target Performance	Maximum Performance
Modifying Metric	75%	100%	125%
3 Year Visa TSR Rank vs. S&P 500	25th Percentile or Below	50th Percentile(1)	75th Percentile or Above

(1)	Results between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile are interpolated between 75% and 100% or 100% and 125%, respectively.

The EPS goal for fiscal year 2019 and actual EPS results discussed above also apply to the third portion of the performance shares previously awarded to our NEOs on November 19, 2016 and the second portion of the performance shares previously awarded to our NEOs on November 19, 2017 (see illustration below).

Consistent with Financial Standards Accounting Board ASC Topic 718, the value of the performance share awards for fiscal year 2019 included in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2019 later in this proxy statement represents the third segment of the award made on November 19, 2016, the second segment of the award made on November 19, 2017 and the first segment of the award made on November 19, 2018.

Determination of Shares Earned for Performance Shares Previously Awarded on November 19, 2016

The performance shares previously awarded to NEOs on November 19, 2016 completed their three-year performance period following fiscal year 2019. As a result, the Compensation Committee determined and certified the Company’s actual results over the three-year period in October and November 2019, which determined the final number of shares earned pursuant to those awards. As illustrated below, based on the annual EPS results for fiscal years 2017, 2018 and 2019, and our TSR Rank over the three-year period, the performance shares earned equated to 200% of the target award established on November 19, 2016.

Primary Metric	Threshold ($)	Target ($)	Maximum ($)	Result ($)	EPS Result as % of Target(1)
Fiscal Year 2017 EPS	3.08	3.31	3.54	3.49	176.4% of Target
Fiscal Year 2018 EPS	3.77	4.05	4.33	4.27	179.5% of Target
Fiscal Year 2019 EPS	4.98	5.35	5.72	5.45	127.0% of Target

Average Result					161.0% of Target

(1)	Percentage is based on unrounded values.

Modifying Metric	Threshold (75% modifier)	Target (100% modifier)	Maximum (125% modifier)	Result	Modifier %
3 Year TSR Rank v. S&P 500	25th percentile	50th percentile	75th percentile	91st percentile	125%

Primary Metric Result	Times	Modifying Metric	Equals	Final Payout Result as a % of Target (capped at 200%)
161.0%	x	125%	=	200%

Based on this Final Payout Result of 200%, on November 30, 2019, Mr. Kelly, Mr. McInerney, Mr. Prabhu, Mr. Taneja and Ms. Mahon Tullier earned shares equal to 200% of the target number of shares granted to each of them on November 19, 2016. As a result, Mr. Kelly earned 135,036 shares versus his target of 67,518 shares, Mr. McInerney earned 71,146 shares versus his target of 35,573 shares, Mr. Prabhu earned 68,672 shares versus his target of 34,336 shares, Mr. Taneja earned 76,714 shares versus his target of 38,357 shares and Ms. Mahon Tullier earned 38,110 shares versus her target of 19,055 shares. This is further illustrated in the following graphic:

Retirement and Other Benefits

Our benefits program is designed to be competitive and cost-effective. It is our objective to provide core benefits, including medical, retirement, life insurance, paid time off and leaves of absence, to all employees and to allow for supplementary non-core benefits to accommodate regulatory, cultural and practical differences in the various geographies in which we have operations.

We sponsor a frozen tax-qualified defined benefit pension plan, which we refer to as the retirement plan. We also sponsor a tax-qualified defined contribution 401(k) plan, which we refer to as the 401k plan, to provide market driven retirement benefits to all eligible employees in the United States.

We maintained a non-qualified excess retirement benefit plan and a non-qualified excess 401k plan to make up for the limitations imposed on our tax-qualified plans by the Internal Revenue Code. New contributions to these non-qualified plans ceased effective February 1, 2014. We also sponsor an unfunded, non-qualified deferred compensation plan, which we refer to as the deferred compensation plan, which allows executive officers and certain other highly compensated employees to defer a portion of their annual incentive awards and sign-on bonuses to help them with tax planning and to provide competitive benefits. For additional information on these plans, see the sections entitled Executive Compensation – Pension Benefits Table for Fiscal Year 2019 and Executive Compensation – Non-qualified Deferred Compensation for Fiscal Year 2019.

Perquisites and Other Personal Benefits

We provide limited perquisites and other personal benefits to facilitate the performance of our NEOs’ management responsibilities. For instance, we maintain a company car and driver that allows for additional security, which are used by the Chairman and Chief Executive Officer for both business and personal use, as well as some business and limited personal use by other executive officers. From time to time, our NEOs also may use the Company’s tickets for sporting, cultural or other events for personal use rather than business purposes. If an incremental cost is incurred for such use, it is included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2019. Only the aggregate amounts for limited perquisites and other personal expenses paid by the Company in Fiscal Year 2019 for each executive that equaled $10,000 or more are reported.

In addition, we have a policy that allows for companion travel on business-related flights on our corporate aircraft by the Chairman and Chief Executive Officer, the President and other key employees, as approved by the Chairman and Chief Executive Officer. It is our policy that NEOs are responsible for all income taxes related to their personal usage of the company car or corporate aircraft, as well as travel by their companions. Additionally, no NEO may use the corporate aircraft for exclusive personal use (not related to business) except under the terms and conditions outlined in the Company’s aircraft time-sharing agreement with the Chairman and Chief Executive Officer, or under extraordinary circumstances with the advance approval of the Chairman and Chief Executive Officer. Any personal use of the aircraft by our Chairman and Chief Executive Officer pursuant to the aircraft time-sharing agreement requires him to reimburse Visa an amount (as determined by the Company) equal to the lesser of: (i) the amount that would, absent reimbursement, be reportable with respect to the Chairman and Chief Executive Officer in the Summary Compensation Table (which we refer to as the SEC Cost), or (ii) the expenses of operating such flight that may be charged pursuant to Federal Aviation Regulation Section 91.501(d) as in effect from time to time (which we refer to as the FAR Expenses). The Chairman and Chief Executive Officer’s personal use of the corporate aircraft is also subject to an annual cap of $500,000, as determined by the Company using the lesser of the SEC Cost and the FAR Expenses. As a result of this arrangement, in fiscal year 2019, the Chairman and Chief Executive Officer’s personal use of the aircraft resulted in little incremental cost to the Company. In fiscal year 2020, the Compensation Committee mandated that Mr. Kelly use the aircraft for all business and personal travel, based on an independent third party finding of a bona fide security concern, which recommended that Mr. Kelly use the aircraft for all travel. Related to this requirement, the Compensation

Committee approved an amendment to the time sharing agreement to provide that, effective as of November 1, 2019, Mr. Kelly is required to reimburse Visa for personal use of the aircraft for amounts in excess of $200,000 per fiscal year.

Severance

We believe that it is appropriate to provide severance to an executive officer in certain circumstances. We do not provide for gross-ups for excise taxes that may be imposed as a result of severance payments and, for payments payable upon or following a change of control, we generally require a qualifying termination of employment in addition to the change of control. Please see the section entitled Employment Arrangements and Potential Payments upon Termination or Change of Control – Executive Severance Plan for additional information.

Offer Letter with Alfred F. Kelly, Jr.

We have outstanding obligations under an executed offer letter with Mr. Kelly, in connection with his commencement of employment by Visa. Please see the description of the offer letter in the section entitled Employment Arrangement and Potential Payments upon Termination or Change of Control – Offer Letter with Alfred F. Kelly.

Fiscal Year 2020 Compensation

Long-Term Incentive Compensation

On November 5, 2019, the Compensation Committee approved the annual equity awards for our NEOs to be granted on November 19, 2019, using a combination of 25% of the total value of equity awards in the form of stock options, 25% in the form of restricted stock units, and 50% in the form of performance shares. These are the same three equity vehicles and percentages used in prior years. For the performance shares awarded on November 19, 2019, the actual number of shares earned will be determined based on:

•	the annual EPS goal established for each of the three fiscal years in the performance period; and

•	an overall modifier based on our TSR Rank over the three-year performance period.

Consistent with prior fiscal years, the total combined value of each equity award was approved by the Compensation Committee after considering the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance during fiscal year 2019, recommendations from our Chairman and Chief Executive Officer (for awards to the NEOs other than himself) and each NEO’s total compensation. The table below displays the total dollar value of the grants approved in November 2019 as well as the dollar value of each component.

		Components
	Total Value of Equity Awards ($)	Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Shares ($)
Alfred F. Kelly, Jr.	18,250,000	4,562,500	4,562,500	9,125,000
Vasant M. Prabhu	8,500,000	2,125,000	2,125,000	4,250,000
Ryan McInerney	10,500,000	2,625,000	2,625,000	5,250,000
Rajat Taneja	10,000,000	2,500,000	2,500,000	5,000,000
Kelly Mahon Tullier	4,000,000	1,000,000	1,000,000	2,000,000

Other Equity Grant Practices and Policies

Stock Grant Practices

The Compensation Committee has adopted an equity grant policy, which contains procedures to prevent stock option backdating and other grant timing issues. Under the equity grant policy, the Compensation Committee approves annual grants to executive officers and other members of the executive committee at a meeting to occur during the quarter following each fiscal year end. The Board has delegated the authority to Mr. Kelly as the sole member of the stock committee to make annual awards to employees who are not members of the executive committee. The grant date for annual awards to all employees has been established as November 19 of each year.

In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. The equity grant policy provides that only the Compensation Committee may make such “off-cycle” grants to NEOs and other members of management’s executive committee. The Compensation Committee has delegated the authority to the stock committee to make “off-cycle” grants to other employees, subject to guidelines established by the Compensation Committee. Any “off-cycle” awards approved by the stock committee or the Compensation Committee are granted on the 15th day of the calendar month or on such other date determined by the stock committee, Compensation Committee or the Board.

For all newly issued stock option awards, the exercise price of the stock option award will be the closing price of our Class A common stock on the NYSE on the date of the grant. If the grant date for the annual awards falls on a non-trading day, the exercise price of stock option awards will be the closing price of our Class A common stock on the NYSE on the last trading day preceding the date of grant.

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines for our executive officers as follows:

Officer	Stock Ownership Guidelines
Alfred F. Kelly, Jr.	6 x base salary
Vasant M. Prabhu	4 x base salary
Ryan McInerney	4 x base salary
Rajat Taneja	4 x base salary
Kelly Mahon Tullier	3 x base salary

Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the NEO, shares jointly owned, restricted stock and restricted stock units payable in shares. Newly hired or promoted executives have five years from the date of the commencement of their appointment to attain these ownership levels. Each NEO currently meets or exceeds the applicable guideline set forth in the table above. If an executive officer does not meet the applicable guideline by the end of the five-year period, the executive officer is required to hold a minimum of 50% of the net shares resulting from any future vesting of restricted stock, restricted stock units, performance shares or exercise of stock options until the guideline is met. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders and encourage our executive officers to consider the long-term perspective when managing the Company.

Hedging and Pledging Prohibition

As part of our insider trading policy, all employees, including our NEOs, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost dollars, exchange funds, and forward sale contracts) involving our securities.

Policy Regarding Clawback of Incentive Compensation

We have a Clawback Policy pursuant to which NEOs and other key executive officers may be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive officer.

The Clawback Policy permits the Board to determine in its discretion if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:

•

Whether the amount of any bonus or equity compensation paid or awarded during the covered time period, based on the achievement of specific performance targets, would have been reduced based on the restated financial results;

•	The likelihood of success of recouping the compensation under governing law relative to the effort involved;

•	Whether the recoupment may prejudice Visa’s interest in any related proceeding or investigation;

•	Whether the expense required to recoup the compensation is likely to exceed the amount to be recovered;

•	The passage of time since the occurrence of the misconduct;

•	Any pending legal action related to the misconduct;

•	The tax consequences to the affected individual; and

•	Any other factors the Board may deem appropriate under the circumstances.

Under the Clawback Policy, we can require reimbursement of all or a portion of any bonus, incentive payment, equity-based award (including performance shares, restricted stock or restricted stock units and outstanding stock options) or other compensation to the fullest extent permitted by law. Recoupment or reimbursement may include compensation paid or awarded during the period covered by the restatement and applies to compensation awarded in periods occurring subsequent to the adoption of the Clawback Policy.

We believe our Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback or forfeiture pursuant to the terms of the policy and/or applicable law.

Tax Implications – Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our ability to deduct for tax purposes compensation in excess of $1,000,000 that is paid to certain executive officers, except that historically Section 162(m) provided an exemption for compensation paid pursuant to a plan that has been approved by our stockholders and is performance-related and non-discretionary. The Compensation Committee has in prior years reviewed and considered the deductibility of executive compensation under Section 162(m). The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017, but provides a transition rule with respect to remuneration that is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. As a result, subject to certain exceptions, we expect that compensation paid to our named executives in excess of $1,000,000 generally will not be deductible. When designing our compensation structure, the Compensation Committee believes that it needs to consider all relevant factors that attract, retain and reward executives responsible for our success.

In addition, Section 274(e) of the Internal Revenue Code limits the amount that companies can deduct for the personal use of corporate aircraft to the amount recognized as income by the executives that used the aircraft. For fiscal year 2019, the total amount of our disallowed tax deduction resulting from the personal use of the corporate aircraft by our NEOs and any guests was $3,105,440.

For information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

CEO PAY RATIO

The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For our last completed fiscal year ended September 30, 2019, the ratio of the median of the annual total compensation of our employees (excluding our CEO) to the annual total compensation of our CEO is set forth in the table below:

Annual total compensation of our CEO (A)	$24,265,771
Median of the annual total compensation of our employees (excluding our CEO) (B)	$142,494
Ratio of (A) to (B)	170:1

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates used were as follows (which may differ from those used, and may therefore not be comparable to ratios reported by, other companies):

Median Employee

As we disclosed in our 2019 proxy statement, we identified our median employee from our worldwide employee population, including both part-time and full-time employees (other than our CEO), as of September 30, 2018. Given the worldwide geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. A significant number of our U.S. and non-US employees participate in our annual cash bonus and equity incentive award plans. Consequently, for purposes of measuring the compensation of the employees in our sample in order to identify the “median employee,” we selected base salary or wages plus overtime pay, the annual cash bonus plan payments, and equity awards as the most appropriate measure of compensation. We measured compensation for the employees in our sample using the 12-month fiscal period ending September 30, 2018. We selected September 30, 2018, which is the last day of our fiscal year, because it provides the most accurate information regarding compensation for such fiscal year. In making this determination, we did not make any cost-of-living adjustments in identifying the “median employee.” Although there has been no change in our employee population or our employee compensation arrangements that we believe would significantly impact our pay ratio disclosure, a significant change in the circumstances of the median employee identified in 2018 occurred. As a result, we selected an employee whose compensation was substantially similar to the 2018 median employee based on the same compensation measure we used to select the 2018 median employee.

Annual Total Compensation of Median Employee

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $142,494.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2019 included in this proxy statement.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2019

The following table and related footnotes describe the total compensation earned for services rendered during fiscal years 2019, 2018 and 2017 by our NEOs. The primary elements of each NEO’s total compensation as reported in the table are base salary, annual incentive compensation and long-term incentive compensation in the form of stock options, restricted stock units and performance shares. Certain other benefits are listed in the “All Other Compensation” column and additional detail about these benefits is provided in the All Other Compensation in Fiscal Year 2019 Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Alfred F. Kelly, Jr.	2019	1,400,059	-	14,246,423	4,312,489	4,270,000	-	36,800	24,265,771
Chairman and Chief Executive Officer	2018	1,300,038	-	8,693,984	3,500,008	5,973,500	-	26,416	19,493,946
	2017	1,150,799	-	11,883,298	2,749,995	5,875,000	-	75,362	21,734,454
Vasant M. Prabhu Vice Chairman and Chief Financial Officer	2019	1,000,040	-	6,493,501	1,625,005	2,440,000	1,372	26,800	11,586,718
	2018	1,000,038	-	5,848,193	1,999,994	3,704,000	1,215	16,500	12,569,940
	2017	850,032	-	3,017,648	1,387,503	3,221,500	1,189	16,200	8,494,072
Ryan McInerney President	2019	900,047	-	7,133,141	1,825,008	2,196,000	3,600	30,621	12,088,417
	2018	900,035	-	6,777,537	2,250,003	3,333,600	3,351	21,500	13,286,026
	2017	750,029	-	4,363,957	1,437,500	2,842,500	3,259	20,066	9,417,311
Rajat Taneja President, Technology	2019	900,047	-	6,977,836	1,712,503	2,196,000	1,969	22,215	11,810,570
	2018	900,035	-	6,803,356	2,125,007	3,306,600	1,769	17,750	13,154,517
	2017	750,029	-	4,575,318	1,549,999	2,820,000	1,730	17,450	9,714,526
Kelly Mahon Tullier Executive Vice President, General Counsel and Corporate Secretary	2019	675,027	-	3,581,544	950,001	1,111,725	1,717	23,050	6,343,064
	2018	675,026	-	3,075,525	999,997	1,636,767	1,552	33,750	6,422,617
	2017	600,023	-	1,962,161	769,997	1,353,600	1,516	23,350	4,710,647

Stock Awards

(1)

Represents restricted stock units awarded and performance shares granted in each of fiscal years 2019, 2018 and 2017. The amounts represent the aggregate grant date fair value of the awards granted to each NEO computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2019 consolidated financial statements, which is included in our Annual Report on Form 10-K filed with the SEC on November 14, 2019 (the “Form 10-K”). The table below sets forth the details of the components that make up the fiscal year 2019 stock award for our NEOs. Annual restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Consistent with the requirements of ASC Topic 718, the value of the performance shares displayed in the table below, at their expected and maximum levels, is based on one-third of the full number of shares for which an EPS goal was established in fiscal year 2019 under the awards made on: (i) November 19, 2016, which vested on November 30, 2019, (ii) November 19, 2017, which are scheduled to vest on November 30, 2020 and (iii) November 19, 2018, which are scheduled to vest on November 30, 2021. The remaining portions of the awards granted in November 2017 and November 2018 will be linked to EPS goals for subsequent fiscal years and will be reported in the Summary Compensation Table for those fiscal years.

	Components of Annual Stock Awards		Additional Information
	Restricted Stock Units Value ($)	Value of Performance Shares – Expected ($)	Value of Performance Shares – at Maximum ($)
Alfred F. Kelly, Jr.	4,312,455	9,933,968	19,867,936
Vasant Prabhu	1,624,936	4,868,565	9,737,128
Ryan McInerney	1,825,055	5,308,086	10,616,172
Rajat Taneja	1,712,530	5,265,306	10,530,613
Kelly Mahon Tullier	950,058	2,631,486	5,262,972

Option Awards

(2)

Represents stock option awards granted in each of fiscal years 2019, 2018 and 2017. The amounts represent the aggregate grant date fair value of the awards granted to each NEO computed in accordance with stock-based accounting rules (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 16 – Share-based Compensation to our fiscal year 2019 consolidated financial statements, which are included in our Form 10-K. Stock options generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant.

Non-Equity Incentive Plan Compensation

(3)

Amounts for fiscal year 2019 represent cash awards earned under the annual incentive plan and paid on November 15, 2019, based on: (i) actual performance measured against the corporate objectives established for Net Income Growth – VIP adjusted, and Net Revenue Growth – VIP adjusted; and (ii) actual individual NEO performance against his or her individual goals. The table below includes the amount of the total award earned by each NEO and the portion of the award attributable to each component.

	Total Annual Incentive Award ($)	Corporate Performance ($)	Individual Performance ($)
Alfred F. Kelly, Jr.	4,270,000	3,416,000	854,000
Vasant M. Prabhu	2,440,000	1,708,000	732,000
Ryan McInerney	2,196,000	1,537,200	658,800
Rajat Taneja	2,196,000	1,537,200	658,800
Kelly Mahon Tullier	1,111,725	778,208	333,517

Change in Pension Value

(4)

Represents the aggregate positive change in the actuarial present value of accumulated benefits under all pension plans during fiscal year 2019. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 10 – Pension, Postretirement and Other Benefits to our fiscal year 2019 consolidated financial statements, which are included in our Form 10-K. There are no above market or preferential earnings on non-qualified deferred compensation.

All Other Compensation

(5)	Additional detail describing the “All Other Compensation” for fiscal year 2019 is included in the All Other Compensation in Fiscal Year 2019 Table below.

All Other Compensation in Fiscal Year 2019 Table

The following table sets forth additional information with respect to the amounts reported in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2019.

	Car ($)(1)	Corporate Aircraft ($)(2)	401k Plan Match ($)(3)	Other ($)(4)	Total ($)
Alfred F. Kelly, Jr.	-	-	16,800	20,000	36,800
Vasant M. Prabhu	-	-	16,800	10,000	26,800
Ryan McInerney	7,098	6,723	16,800	-	30,621
Rajat Taneja	-	-	16,800	5,415	22,215
Kelly Mahon Tullier	-	-	16,800	6,250	23,050

(1)

Represents the cost of personal use of a Company car and driver. The amount in the table is determined based on the incremental cost to Visa of the fuel related to the proportion of time the car was used for non-business trips and also includes the cost of the driver’s salary and benefits for the proportion of time the driver was utilized for non-business trips.

(2)	Represents the cost of personal use of the corporate/chartered aircraft incidental to business use.
(3)	The maximum 401k match for calendar year 2019 was $16,800.
(4)

Includes contributions made on behalf of certain NEOs under our charitable contribution matching programs, under which personal contributions meeting the guidelines of our program are eligible for Company matching contributions. The total amount of charitable contributions included in the table is $15,000 for Mr. Kelly; $10,000 for Mr Prabhu and $5,000 for Ms. Mahon Tullier. The amounts also include the matching contributions we made on behalf of the following executives for fiscal year 2019 pursuant to our PAC Charitable Matching Program: Mr. Kelly – $5,000; Mr. Taneja – $5,415; and Ms. Mahon Tullier – $1,250. Because fiscal year 2019 overlaps two calendar years, amounts matched under our charitable matching program on behalf of Mr. Kelly are greater than $10,000 for fiscal year 2019, even though they are within our $10,000 per calendar year limit. Because fiscal year 2019 overlaps two calendar years, amounts matched under our PAC Charitable Matching Program on behalf of Mr. Taneja are greater than $5,000 for fiscal year 2019, even though they are within our $5,000 per calendar year limit.

Grants of Plan-Based Awards in Fiscal Year 2019 Table

The following table provides information about non-equity incentive awards and long-term equity-based incentive awards granted during fiscal year 2019 to each of our NEOs. Cash awards are made pursuant to the Visa Inc. Incentive Plan and equity awards are made pursuant to the 2007 Equity Incentive Compensation Plan. Both plans have been approved by our stockholders. There can be no assurance that the grant date fair value of the equity awards will be realized by our NEOs.

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares or Stock/ Units (#) (k)(4)	All Other Option Awards: Number of Securities Underlying Options (#) (l)(4)(5)	Exercise or Base Price of Option Awards ($/ Share) (m)(5)	Grant Date Fair Value of Stock and Option Awards($) (n)(6)
Name (a)	Award Type (b)(1)	Grant Date (c)		Approval Date (d)	Threshold ($) (e)	Target ($) (f)	Maximum ($) (g)	Threshold (#) (h)	Target (#) (i)	Maximum (#) (j)
Alfred F. Kelly, Jr.	VIP				1,750,000	3,500,000	7,000,000
	PS	11/19/18	(7)	11/5/18				11,253	22,506	45,012				3,683,557(10)
	PS	11/19/18	(8)	11/5/18				10,624	21,247	42,494				3,288,398(10)
	PS	11/19/18	(9)	11/5/18				10,667	21,334	42,668				2,962,013(10)
	RSU	11/19/18		11/5/18							32,001			4,312,455
	Option	11/19/18		11/5/18								166,589	134.76	4,312,489
Vasant M. Prabhu	VIP			11/5/18	1,000,000	2,000,000	4,000,000
	PS	11/19/18	(7)	11/5/18				5,723	11,446	22,892				1,873,367(10)
	PS	11/19/18	(8)	11/5/18				6,071	12,141	24,282				1,879,063(10)
	PS	11/19/18	(9)	11/5/18				4,020	8,039	16,078				1,116,135(10)
	RSU	11/19/18		11/5/18							12,058			1,624,936
	Option	11/19/18		11/5/18								62,773	134.76	1,625,005
Ryan McInerney	VIP				900,000	1,800,000	3,600,000
	PS	11/19/18	(7)	11/5/18				5,929	11,857	23,714				1,940,635(10)
	PS	11/19/18	(8)	11/5/18				6,830	13,659	27,318				2,114,003(10)
	PS	11/19/18	(9)	11/5/18				4,514	9,028	18,056				1,253,448(10)
	RSU	11/19/18		11/5/18							13,543			1,825,055
	Option	11/19/18		11/5/18								70,499	134.76	1,825,008
Rajat Taneja	VIP				900,000	1,800,000	3,600,000
	PS	11/19/18	(7)	11/5/18				6,393	12,785	25,570				2,092,521(10)
	PS	11/19/18	(8)	11/5/18				6,450	12,900	25,800				1,996,533(10)
	PS	11/19/18	(9)	11/5/18				4,236	8,472	16,944				1,176,252(10)
	RSU	11/19/18		11/5/18							12,708			1,712,530
	Option	11/19/18		11/5/18								66,153	134.76	1,712,503
Kelly Mahon Tullier	VIP				455,625	911,250	1,822,500
	PS	11/19/18	(7)	11/5/18				3,176	6,351	12,702				1,039,468(10)
	PS	11/19/18	(8)	11/5/18				3,036	6,071	12,142				939,609(10)
	PS	11/19/18	(9)	11/5/18				2,350	4,699	9,398				652,409(10)
	RSU	11/19/18		11/5/18							7,050			950,058
	Option	11/19/18		11/5/18								36,698	134.76	950,001

(1)	VIP refers to cash awards made pursuant to the Visa Inc. Incentive Plan.
PS refers to performance shares awarded under our 2007 Equity Incentive Compensation Plan.
RSU refers to restricted stock units granted under our 2007 Equity Incentive Compensation Plan.
Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.
(2)

Represents the range of possible cash awards under the VIP. Actual awards are dependent on actual results against: (i) the corporate performance measures of Net Income Growth – VIP adjusted, and Net Revenue Growth – VIP adjusted, and (ii) pre-established individual goals as described under the heading Fiscal Year 2019 Compensation – Annual Incentive Plan. The amounts shown in column (e) reflect the threshold payment level, which is 50% of the target amount in column (f). The amounts shown in column (g) are 200% of such target amount, which is the maximum possible award. The actual amounts awarded to our NEOs under the annual incentive plan for fiscal year 2019 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2019.

(3)	Represents the range of possible awards of performance shares granted in fiscal year 2019. Awards are capped at the maximum of 200% and can be as low as zero.
(4)

Equity awards made pursuant to the 2007 Equity Incentive Compensation Plan will vest according to their terms, but may be subject to earlier vesting in full or continued vesting in the event of a termination of a grantee’s employment due to death, “disability” or “retirement” or a termination following a “change of control” of a grantee’s employment by us without “cause” or by the grantee for “good reason.” The terms disability, retirement, change of control, cause, and good reason are all defined in the applicable award agreement or the 2007 Equity Incentive Compensation Plan.

(5)

The stock options approved by the Compensation Committee on November 5, 2018 were granted on November 19, 2018. The exercise price of these stock options was the fair market value of our Class A common stock on the date of grant. The stock options generally vest in three substantially equal installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

(6)

Amounts are not an actual dollar amount received by our NEOs in fiscal year 2019, but instead represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718. The aggregate grant date fair value calculation for the performance shares is discussed in more detail in footnote 10 below.

(7)

Consistent with the requirements of ASC Topic 718, the amount represents the third of three portions of the performance share award made on November 19, 2016 for which the grant date fair value was established on November 19, 2018. The shares earned from this award vested on November 30, 2019.

(8)

Consistent with the requirements of ASC Topic 718, the amount represents the second third of the performance share award made on November 19, 2017 for which the grant date fair value was established on November 19, 2018. The shares earned from this award are expected to vest on November 30, 2020.

(9)

Consistent with the requirements of ASC Topic 718, the amount represents the first third of the performance share award made on November 19, 2018 for which the grant date fair value was established on November 19, 2018. The shares earned from this award are expected to vest on November 30, 2021.

(10)

Represents the value of performance shares based on the expected outcome as of the date of grant. In accordance with FASB ASC Topic 718, this result is based on (i) achieving the target level of EPS; and (ii) a relative TSR result modeled using a Monte-Carlo simulation.

Outstanding Equity Awards at 2019 Fiscal Year-End Table

The following table presents information with respect to equity awards made to each of our NEOs that were outstanding on September 30, 2019.

				Option Awards				Stock Awards
Name	Award Type(1)	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Alfred F. Kelly, Jr.	PS	Various	(6)								262,692	45,185,651
	RSU	11/19/2018						32,001		5,504,492
	RSU	11/19/2017						21,247		3,654,696
	RSU	2/8/2017						3,918		673,935
	RSU	11/19/2016						11,342		1,950,937
	RSU	11/19/2016						25,984		4,469,508
	RSU	11/19/2015						2,246	(7)	386,334
	RSU	11/19/2014						2,880	(7)	495,389
	Option	11/19/2018		0	166,589	134.7600	11/19/2028
	Option	11/19/2017		65,242	130,486	109.8200	11/19/2027
	Option	11/19/2016		131,936	65,968	80.8200	11/19/2026
Vasant M. Prabhu	PS	Various	(6)								133,314	22,931,341
	RSU	11/19/2018						12,058		2,074,097
	RSU	11/19/2017						12,142		2,088,545
	RSU	11/19/2016						5,723		984,413
	Option	11/19/2018		0	62,773	134.7600	11/19/2028
	Option	11/19/2017		37,281	74,563	109.8200	11/19/2027
	Option	11/19/2016		66,568	33,284	80.8200	11/19/2026
	Option	11/19/2015		68,343	0	80.1500	11/19/2025
Ryan McInerney	PS	Various	(6)								143,838	24,741,574
	RSU	11/19/2018						13,543		2,329,531
	RSU	11/19/2017						13,659		2,349,485
	RSU	11/19/2016						5,929		1,019,847
	Option	11/19/2018		0	70,499	134.7600	11/19/2028
	Option	11/19/2017		41,941	83,884	109.8200	11/19/2027
	Option	11/19/2016		68,966	34,484	80.8200	11/19/2026
	Option	11/19/2015		97,850	0	80.1500	11/19/2025
	Option	11/19/2014		77,596	0	62.4650	11/19/2024
	Option	11/19/2013		35,996	0	49.3475	11/19/2023
	Option	6/3/2013		98,324	0	45.0475	6/3/2023

				Option Awards				Stock Awards
Name	Award Type(1)	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Rajat Taneja	PS	Various	(6)							145,258	24,985,829
	RSU	11/19/2018						12,708	2,185,903
	RSU	11/19/2017						12,900	2,218,929
	RSU	11/19/2016						6,393	1,099,660
	Option	11/19/2018		0	61,153	134.7600	11/19/2028
	Option	11/19/2017		39,611	79,224	109.8200	11/19/2027
	Option	11/19/2016		74,364	37,182	80.8200	11/19/2026
	Option	11/19/2015		105,836	0	80.1500	11/19/2025
	Option	11/19/2014		72,896	0	62.4650	11/19/2024
	Option	2/4/2014		227,224	0	53.6350	2/4/2024
Kelly Mahon Tullier	PS	Various	(6)							71,792	12,348,942
	RSU	11/19/2018						7,050	1,212,671
	RSU	11/19/2017						6,071	1,044,273
	RSU	11/19/2016						3,176	546,304
	Option	11/19/2018		0	36,698	134.7600	11/19/2028
	Option	11/19/2017		18,640	37,282	109.8200	11/19/2027
	Option	11/19/2016		36,942	18,471	80.8200	11/19/2026
	Option	11/19/2015		38,968	0	80.1500	11/19/2025
	Option	11/19/2014		22,360	0	62.4650	11/19/2024

(1)	PS refers to performance shares awarded under our 2007 Equity Incentive Compensation Plan.

RSU refers to restricted stock units granted under our 2007 Equity Incentive Compensation Plan.

Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.

(2)	Stock options generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.
(3)	Restricted stock units granted generally vest annually in three substantially equal installments beginning on the first anniversary of the date of grant.
(4)	The value shown is based on the September 30, 2019 per share closing price of our Class A common stock of $172.01.
(5)

Represents unearned shares under the performance share awards made in November 2016, November 2017 and November 2018. Based on guidance provided by the SEC, the maximum potential number of shares for such grants has been assumed. The amounts shown for the performance shares awarded on November 19, 2016 include the full award for which the performance period ended on September 30, 2019. Following the fiscal year-end, the actual shares earned from this award were determined to be 200% of target. The amounts shown for the performance shares awarded on November 19, 2017 include only shares equal to the two-thirds of the award for which an EPS target has been established. The amounts shown for the performance shares awarded on November 19, 2018 include only shares equal to the one-third of the award for which an EPS target has been established. The table below provides additional detail.

(6)	The following table provides additional information as to the number of shares reported for performance shares as of September 30, 2019 in the Outstanding Equity Awards at 2019 Fiscal Year-End Table.

	Date when the Number of Performance Shares was Established	Date when Conditions for Grant were Established					Vest Date
		November 19, 2016	November 19, 2017	November 19, 2018	To be established in Fiscal Year 2020	To be established in Fiscal Year 2021
Alfred F. Kelly, Jr.	11/19/2016(a)	45,012	45,012	45,012			11/30/2019
	11/19/2017		42,494	42,494	42,494		11/30/2020
	11/19/2018			42,668	42,668	42,670	11/30/2021
	Total		262,692
Vasant M. Prabhu	11/19/2016(a)	22,890	22,890	22,892			11/30/2019
	11/19/2017		24,282	24,282	24,282		11/30/2020
	11/19/2018			16,078	16,078	16,078	11/30/2021
	Total		133,314
Ryan McInerney	11/19/2016(a)	23,716	23,716	23,714			11/30/2019
	11/19/2017		27,318	27,318	27,316		11/30/2020
	11/19/2018			18,056	18,056	18,058	11/30/2021
	Total		143,838
Rajat Taneja	11/19/2016(a)	25,572	25,572	25,570			11/30/2019
	11/19/2017		25,800	25,800	25,800		11/30/2020
	11/19/2018			16,944	16,944	16,944	11/30/2021
	Total		145,258
Kelly Mahon Tullier	11/19/2016(a)	12,704	12,704	12,702			11/30/2019
	11/19/2017		12,142	12,142	12,140		11/30/2020
	11/19/2018			9,398	9,398	9,402	11/30/2021
	Total		71,792
(a)	Displayed at maximum possible award (200% of target); following the completion of the performance period the final result was determined to be 200% of target.
(7)	These awards reflect RSUs Mr. Kelly received for his service as a non-employee director of the Company. The grants have fully vested, but have not settled as the awards have been deferred.

Option Exercises and Stock Vested Table for Fiscal Year 2019

The following table provides additional information about the value realized by our NEOs on stock option award exercises, restricted stock and restricted stock units vesting and performance shares vesting during the fiscal year ended September 30, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Alfred F. Kelly, Jr.	-	-	51,866	6,989,462
Vasant M. Prabhu	-	-	67,548	9,460,457
Ryan McInerney	-	-	92,585	12,988,872
Rajat Taneja	-	-	99,185	13,920,086
Kelly Mahon Tullier	74,818	7,761,133	38,001	5,324,956
(1)	Amounts reflect the aggregate market value of Class A common stock on the day on which the restricted stock units or performance shares vested.

Pension Benefits Table for Fiscal Year 2019

The following table shows the present value of accumulated benefits payable to our NEOs and the number of years of service credited to each executive under the Visa Retirement Plan and the Visa Excess Retirement Benefit Plan. The value of the benefits is determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Vasant M. Prabhu	Visa Retirement Plan	0.8	33,901	-
Ryan McInerney	Visa Retirement Plan	2.5	92,038	-
	Visa Excess Retirement Benefit Plan	2.5	-	-
Rajat Taneja	Visa Retirement Plan	2.1	49,144	-
	Visa Excess Retirement Benefit Plan	2.1	-	-
Kelly Mahon Tullier	Visa Retirement Plan	1.5	43,025	-
	Visa Excess Retirement Benefit Plan	1.5	-	-

Note: Employer credits under the Visa Retirement Plan were discontinued effective December 31, 2015. Benefit accruals under the Visa Excess Retirement Benefit Plan were discontinued effective February 1, 2014. Each of the executives, except Mr. Kelly, is fully vested under the Visa Retirement Plan. Mr. Kelly is not an eligible participant in the Visa Retirement Plan or the Visa Excess Retirement Benefit Plan.

Visa Retirement Plan

Under the Visa Retirement Plan, our U.S.-based employees, including our NEOs, generally earn the right to receive certain benefits:

•	upon retirement at the normal retirement age of 65;

•	upon early retirement at or after age 55 (or at or after age 50 if hired prior to October 1, 2002) and having completed at least ten years of service with us; or

•	upon an earlier termination of employment, but solely if the employee is vested at that time.

Prior to January 1, 2011, retirement benefits were calculated as the product of 1.25% times the employee’s years of service multiplied by the employee’s monthly final average earnings for the last 60 consecutive months before retirement (or, for employees hired prior to October 1, 2002, the product of 46.25% times the employee’s years of service divided by 25 years, multiplied by the employee’s monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement). Eligible earnings include salary, overtime, shift differentials, special and merit awards and short-term cash incentive awards.

If an employee retires early, that is, between the ages of 55 and 64 (or between the ages of 50 and 61 if hired prior to October 1, 2002), and has completed at least ten years of service with the Company, the amount of that employee’s benefits is reduced for each complete year that the employee begins receiving early retirement benefits before the age of 65 (or before the age of 62 if hired prior to October 1, 2002). If an employee retires prior to becoming eligible for early or normal retirement, the amount of his or her benefits is actuarially reduced and is generally not as large as if the employee had continued employment until his or her early or normal retirement date.

The Visa Retirement Plan began transitioning to cash balance benefits effective January 1, 2008 and completed the transition effective January 1, 2011. The change to a cash balance benefit formula took effect immediately for employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the applicable Visa Retirement Plan benefit formula described above was grandfathered for a three-year period and grandfathered employees continued to accrue benefits under that benefit formula. Their accrued benefits at December 31, 2010 (the last day of the grandfathered period) or the date they terminated employment, if earlier, were preserved. Because we completed the conversion to a cash balance plan formula beginning on January 1, 2011, all benefit accruals from that date until December 31, 2015 were under the cash balance benefit formula.

Prior to January 1, 2016, under the cash balance plan formula, 6% of an employee’s eligible monthly pay was credited each month to the employee’s notional cash balance account, along with interest each month on the account balance at an annualized rate equal to the 30-year U.S. Treasury Bond average annual interest rate for November of the previous calendar year. The employer-provided credits described above ceased after December 31, 2015 and the Visa Retirement Plan had no new participants after that date. Interest credits continue to be provided on balances existing at the time of this freeze. Accrued benefits under the Visa Retirement Plan become fully vested and nonforfeitable after three years of service.

Visa Excess Retirement Benefit Plan

Prior to February 1, 2014, we also provided for benefit accruals under an excess retirement benefit plan. To the extent that an employee’s annual retirement income benefit under the Visa Retirement Plan exceeds the limitations imposed by the Internal Revenue Code, such excess benefit is paid from our non-qualified, unfunded, noncontributory Visa Excess Retirement Benefit Plan. The vesting provisions of, and formula used to calculate the benefit payable pursuant to, the Visa Excess Retirement Benefit Plan are generally the same as those of the Visa Retirement Plan described above, except that benefits are calculated without regard to the Internal Revenue Code tax-qualified plan limits and then offset for benefits paid under the qualified plan. Effective February 1, 2014, we discontinued benefit accruals under the Visa Excess Retirement Benefit Plan.

Non-qualified Deferred Compensation for Fiscal Year 2019

Visa Deferred Compensation Plan

Under the terms of the Visa Deferred Compensation Plan, eligible participants are able to defer up to 100% of their cash incentive awards or sign-on bonuses, if they submit a qualified deferral election. Benefits under the Visa Deferred Compensation Plan will be paid based on one of the following three distribution dates or events previously elected by the participant: (i) immediately upon, or up to five years following, retirement; (ii) immediately upon, or in the January following, termination; or (iii) if specifically elected by the participant, in January in a specified year while actively employed. However, upon a showing of financial hardship and receipt of approval from the plan administrator, a plan participant may be allowed to access funds in his or her deferred compensation account earlier than his or her existing distribution election(s). Benefits can be received either as a lump sum payment or in annual installments, except in the case of pre-retirement termination, in which case the participant must receive the benefit in a lump sum. Participants are always fully vested in their deferrals under the Visa Deferred Compensation Plan. Upon termination of the Visa Deferred Compensation Plan within 12 months of a “change of control,” participants’ benefits under the Visa Deferred Compensation Plan will be paid immediately in a lump sum.

Visa 401k Plan and Visa Excess 401k Plan

The Visa 401k Plan is a tax-qualified 401(k) retirement savings plan pursuant to which all of our U.S.-based employees, including our NEOs, are able to contribute up to 50%, or 13% for highly compensated employees, of their salary up to the limit prescribed by the Internal Revenue Code to the Visa 401k Plan on a pre-tax basis. Employees also have the option of contributing on an after-tax basis up to 50%, or 13% for highly compensated employees, of salary or a combination of pre-tax and after tax contributions that do not exceed 50%, or 13% for highly compensated employees, of salary. All contributions are subject to the Internal Revenue Code limits. If an employee reaches the statutory pre-tax contribution limit during the calendar year, an employee may continue to make contributions to the Visa 401k Plan on an after-tax basis, subject to any applicable statutory limits.

During fiscal year 2019, we contributed a matching amount equal to 200% of the first 3% of salary that was contributed by senior executives including NEOs to the Visa 401k Plan. All other employees were eligible for a matching amount equal to 200% of the first 5% of salary contributed to the Visa 401k Plan. All employee and matching contributions to the Visa 401k Plan are fully vested upon contribution.

Prior to February 1, 2014, we also provided for a contribution in an excess 401k plan. Because the Internal Revenue Code limits the maximum amount a company and an employee can contribute to an employee’s 401(k) plan account each year, we continued to provide the matching contribution, after the applicable Internal Revenue Code limits are reached, to the Visa Excess 401k Plan, which is a non-qualified noncontributory retirement savings plan. Employees are eligible to participate in the Visa Excess 401k Plan if their salaries are greater than the Internal Revenue Code pay cap or if the total of their contributions and our matching contributions to the Visa 401k Plan exceed the Internal Revenue Code benefit limit. The features of the Visa Excess 401k Plan are generally the same as under the Visa 401k Plan, except that benefits cannot be rolled over to an IRA or another employer’s qualified plan. Effective February 1, 2014, we discontinued any future contributions to the Visa Excess 401k Plan.

The following table provides information about each of our NEO’s contributions, earnings, distributions and balances under the Visa Deferred Compensation Plan and the Visa Excess 401k Plan in fiscal year 2019.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Alfred F. Kelly, Jr.	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	1,493,375(1)	-	101,015	-	1,594,390
	Director Deferred Compensation Plan	-	-	6,419	-	290,593
Vasant M. Prabhu	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	-	-	-
Ryan McInerney	Excess 401k Plan	-	-	662	-	17,466
	Deferred Compensation Plan	-	-	-	-	-
Rajat Taneja	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	3,306,600(1)	-	328,215	-	7,812,849
Kelly Mahon Tullier	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	289,613	-	3,161,762
(1)	These amounts were included in the Summary Compensation Table for fiscal year 2019.
(2)	The aggregate earnings were not included in the Summary Compensation Table for fiscal year 2019, as they do not represent above-market or preferential earnings.
(3)

Amounts in this column include values reported in the Summary Compensation Table when earned if that officer’s compensation was required to be disclosed in a previous year as follows: Mr. Kelly: $36,250; Mr. McInerney: $10,951; and Mr. Taneja: $3,667,510.

The following table shows the funds available under the Visa Deferred Compensation Plan, the Visa Director Deferred Compensation Plan and the Excess 401k Plan and their annual rate of return for fiscal year 2019, as reported by the administrator of the plans.

Name of Fund	Rate of Return (%)
Alger Capital Appreciation Institutional Fund – Institutional Class(1)	1.09%
Dodge & Cox Income(2)	9.13%
Dodge & Cox International Stock	-2.75%
Fidelity Balanced Fund – Class K	3.73%
Fidelity Low-Priced Stock Fund – Class K	-3.28%
PIMCO Total Return Fund – Institutional Class(1)	10.08%
Fidelity 500 Index Fund – Institutional Premium Class	4.24%
Vanguard Extended Market Index Fund – Institutional Plus Shares	-3.77%
Vanguard Federal Money Market Fund	2.26%
Vanguard U.S. Growth Fund Class – Admiral Shares(2)(3)	2.34%
Vanguard Total Bond Market Index Fund – Institutional Shares	10.45%
Vanguard Total Stock Market Index Fund – Institutional Shares	2.89%
Vanguard Total International Stock Index Fund – Institutional Plus Shares	-1.53%
Vanguard Value Index Fund – Institutional Shares(2)	3.53%

(1)	This fund is not available under the Visa Excess 401k Plan.
(2)	This fund is not available under the Visa Deferred Compensation Plan or the Director Deferred Compensation Plan.
(3)

This prior fund offering of Vanguard Morgan Growth Fund Class – Admiral Shares was available until March 29, 2019 and subsequently merged with this fund on April 5, 2019. This fund was available until September 16, 2019.

Employment Arrangements and Potential Payments upon Termination or Change of Control

The following discussion relates only to the offer letters with our NEOs under which we still have outstanding obligations during fiscal year 2019. We do not have fixed-term employment agreements with our NEOs.

Offer Letter with Alfred F. Kelly, Jr.

On October 17, 2016, we entered into an offer letter agreement with Alfred F. Kelly, Jr. under which he became Chief Executive Officer Designate as of October 31, 2016 and was appointed as our Chief Executive Officer effective as of December 1, 2016. The offer letter was the result of negotiations with the Company, during which the Compensation Committee consulted with FW Cook, its independent compensation consultant, and legal counsel with expertise in executive compensation matters. In connection with the negotiation of the offer letter the Compensation Committee also reviewed relevant market data, the compensation levels of our other executive officers, and the terms of Mr. Kelly’s compensation arrangements with his previous employer, including the value he would forfeit with such employer by agreeing to join Visa. Pursuant to the terms of the offer letter, Mr. Kelly receives an annual base salary of $1,250,000, which has since been increased to $1,400,000, and is eligible to participate in our annual incentive plan with a target bonus of 250% of his base salary and a maximum bonus opportunity of 500% of his base salary. Mr. Kelly received an initial long-term equity incentive award with an aggregate grant date value of $11,000,000, with $5,500,000 in performance shares, $2,750,000 in stock options and $2,750,000 in restricted stock units. This award was made at the same time and in the same general form as awards to other senior executives of the Company on November 19, 2016, except that the provisions to qualify for retirement treatment were defined as age 60 and four years of service and six months of service from the date of grant. The standard provisions are age 55 and five years of service and six months of service from the date of grant.

On November 19, 2016, as required under the terms of his offer letter, Mr. Kelly received a one-time “make-whole” equity award with a grant date value of $6,300,000 to compensate him for certain forfeited bonus opportunities with his prior employer. On February 8, 2017, Mr. Kelly received an additional make-whole equity award of $1,000,000, after his prior employer failed to exercise certain call rights such that Mr. Kelly was unable to recover the cash value of his original equity investment in his prior employer. These make-whole awards were composed of restricted stock units, which converted into 89,703 shares. The shares subject to the make-whole awards vest in three substantially equal installments on each of the three anniversaries of the first quarterly grant date after Mr. Kelly’s commencement of employment, assuming his continued employment by the Company through each such date; provided that upon the termination of his employment by the Company without “cause” or his resignation of employment for “good reason” (each term as defined in the offer letter agreement), and subject to a release of claims against the Company and its affiliates in the form attached to our Executive Severance Plan, Mr. Kelly will be entitled to twelve additional months of vesting. Further, in the event of Mr. Kelly’s death or “disability” (as defined in the Executive Severance Plan), the make-whole awards will become fully vested. The make-whole awards will otherwise be subject to the terms and conditions of our equity incentive plan and their corresponding individual award agreements.

In November 2016, we also entered into an aircraft time-sharing agreement with Mr. Kelly, which governs Mr. Kelly’s personal use of the Company’s aircraft during his employment and his reimbursement of the Company for the costs of such use. Please see the section entitled Compensation Discussion and Analysis – Perquisites and Other Personal Benefits for additional information regarding this agreement.

Executive Severance Plan

We believe that it is appropriate to provide severance pay to an executive officer whose employment is involuntarily terminated by us without “cause,” and, in some cases, voluntarily terminated by the executive for “good reason” (each as defined in the Executive Severance Plan), to provide transition income replacement that will allow the executive to focus on our business priorities. We believe the level of severance provided by this Plan is consistent with the practices of our compensation peer group and is necessary to attract and retain key employees.

Our NEOs are participants in the Executive Severance Plan, which provides for lump sum severance upon a qualifying termination of two times the sum of the executive’s base salary and target annual incentive award, and a prorated bonus for any partial performance period under the annual incentive plan, along with continued health benefits for two years post-termination. The Executive Severance Plan does not provide for any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control.

Equity Incentive Awards

Pursuant to the terms of certain award agreements under the Visa Inc. 2007 Equity Incentive Compensation Plan, if the employment of a NEO is involuntarily terminated by us without “cause” at any time or voluntarily terminated by the NEO for “good reason” within two years following a change of control (as such terms are defined in the plan or applicable award agreement), then the unvested portion of any equity incentive award will become fully vested (and at target levels, with respect to performance shares). There are generally no “single-trigger” payments available to NEOs upon a change of control.

Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of September 30, 2019 and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. The “Health and Welfare Benefits” reflect the estimated value of benefits payable for 24 months upon disability and for 6 months upon death. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. Please see the Grants of Plan-Based Awards in

Fiscal Year 2019 Table, the Pension Benefits Table for Fiscal Year 2019 and the section entitled Non-qualified Deferred Compensation for Fiscal Year 2019 for additional information. Payments that would be made over a period of time have been estimated as the lump sum present value using 120% of the applicable federal rate. The actual amounts to be paid can only be determined at the time of such executive officer’s separation from Visa.

Termination Payments and Benefits for Alfred F. Kelly, Jr.

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Retirement(3) ($)		Disability ($)		Death ($)
Health and Welfare Benefits	62,199	62,199	-		61,907		15,330
Cash Severance	9,800,000	9,800,000	-		-		-
Pro-rata incentive for fiscal year 2019	4,270,000	3,500,000	-		3,500,000		3,500,000
Unvested Restricted Stock/ Restricted Stock Units	16,253,569	16,253,569	11,110,126		16,253,569		16,253,569
Unvested Options	20,335,987	20,335,987	20,335,987		20,335,987		20,335,987
Unvested Performance Shares	33,587,017(1)	33,587,017(2)	33,587,017	(1)	33,587,017	(1)	33,587,017	(1)
Total	84,308,772	83,538,772	65,033,130		73,738,480		73,691,903

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Mr. Kelly meets the conditions for “retirement” contained in certain of his equity award agreements and as a result, the unvested portions of these grants would fully vest or continue to vest upon his termination of employment.

Termination Payments and Benefits for Vasant M. Prabhu

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)		Death ($)
Health and Welfare Benefits	61,256	61,256	60,969		15,091
Cash Severance	6,000,000	6,000,000	-		-
Pro-rata incentive for fiscal year 2019	2,440,000	2,000,000	2,000,000		2,000,000
Unvested Restricted Stock/ Restricted Stock Units	-	5,147,055	5,147,055		5,147,055
Unvested Options	-	10,010,535	10,010,535		10,010,535
Unvested Performance Shares	-	16,319,621(1)	11,460,598	(2)	11,460,598	(2)
Total	8,501,256	39,538,467	28,679,157		28,633,279

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Ryan McInerney

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)		Death ($)
Health and Welfare Benefits	62,199	62,199	61,907		15,330
Cash Severance	5,400,000	5,400,000	-		-
Pro-rata incentive for fiscal year 2019	2,196,000	1,800,000	1,800,000		1,800,000
Unvested Restricted Stock/ Restricted Stock Units	-	5,698,863	5,698,863		5,698,863
Unvested Options	-	10,987,430	10,987,430		10,987,430
Unvested Performance Shares	-	17,826,084(1)	12,365,026	(2)	12,365,026	(2)
Total	7,658,199	41,774,576	30,913,226		30,866,649

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Rajat Taneja

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Retirement(3) ($)		Disability ($)		Death ($)
Health and Welfare Benefits	35,342	35,342	-		36,448		9,077
Cash Severance	5,400,000	5,400,000	-		-		-
Pro-rata incentive for fiscal year 2019	2,196,000	1,800,000	-		1,800,000		1,800,000
Unvested Restricted Stock/ Restricted Stock Units	5,504,492	5,504,492	5,504,492		5,504,492		5,504,492
Unvested Options	10,781,766	10,781,766	10,781,766		10,781,766		10,781,766
Unvested Performance Shares	17,626,381(1)	17,626,381(2)	17,626,381	(1)	17,626,381	(1)	17,626,381	(1)
Total	41,543,981	41,147,981	33,912,639		35,749,087		35,721,716

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Mr. Taneja meets the conditions for “retirement” contained in certain of his equity award agreements and as a result, the unvested portions of these grants would fully vest or continue to vest upon his termination of employment.

Termination Payments and Benefits for Kelly Mahon Tullier

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)		Death ($)
Health and Welfare Benefits	54,719	54,719	55,729		13,839
Cash Severance	3,172,500	3,172,500	-		-
Pro-rata incentive for fiscal year 2019	1,111,725	911,250	911,250		911,250
Unvested Restricted Stock/ Restricted Stock Units	-	2,803,247	2,803,247		2,803,247
Unvested Options	-	5,369,939	5,369,939		5,369,939
Unvested Performance Shares	-	8,835,466(1)	6,171,828	(2)	6,171,828	(2)
Total	4,338,944	21,147,121	15,311,993		15,270,103

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

PROPOSAL 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

We are asking our Class A common stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement, including the section entitled Compensation Discussion and Analysis, the compensation tables and the related narrative discussion. This proposal, commonly known as a “Say-on-Pay” proposal, gives our Class A common stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in detail under the heading Compensation Discussion and Analysis above, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis section of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2019 compensation of our named executive officers.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and the Compensation Committee value the views of our stockholders, and will carefully review and consider the voting results for this proposal when evaluating our executive compensation programs. We currently conduct annual advisory votes to approve the compensation of our named executive officers, and we expect to conduct the next advisory Say-on-Pay vote at our 2021 annual meeting of stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit and Risk Committee has appointed KPMG LLP as our independent registered public accounting firm to audit the financial statements of Visa Inc. and its subsidiaries for the fiscal year ending September 30, 2020. KPMG has been our independent auditor since our initial public offering in 2008, and KPMG audited our financial statements for fiscal year 2019. The Audit and Risk Committee also periodically considers whether there should be a rotation of independent registered public accounting firms because the Audit and Risk Committee believes it is important for the registered public accounting firm to maintain independence and objectivity. In determining whether to reappoint KPMG, the Audit and Risk Committee considered several factors, including:

•	the length of time KPMG has been engaged;

•	KPMG’s independence and objectivity;

•	KPMG’s capability and expertise in handling the complexity of Visa’s global operations in our industry;

•	historical and recent performance, including the extent and quality of KPMG’s communications with the Audit and Risk Committee, and feedback from management regarding KPMG’s overall performance;

•	recent PCAOB inspection reports on the firm; and

•	the appropriateness of KPMG’s fees, both on an absolute basis and as compared with its peers.

The Audit and Risk Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for fiscal year 2020. Although ratification is not required, the Board is submitting a proposal to ratify KPMG’s appointment to our stockholders because we value our stockholders’ views and as a matter of good corporate practice. In the event that our stockholders fail to ratify KPMG as the Company’s independent registered public accounting firm, it will be considered a recommendation to the Audit and Risk Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Risk Committee may in its discretion select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2020.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company by KPMG for fiscal years 2019 and 2018 (in thousands):

Services Provided	Fiscal Year 2019	Fiscal Year 2018
Audit fees(1)	$ 9,540	$ 9,268
Audit-related fees(2)	2,054	1,881
Tax fees(3)	520	1,032
All other fees(4)	6	8
Total	$12,120	$12,189

(1)

Represents aggregate fees for professional services rendered in connection with annual financial statement audits, audits of our internal control over financial reporting, preparation of comfort letters and consents related to SEC registration statements, quarterly review of financial statements and for services related to local statutory audits.

(2)

Represents aggregate fees for assurance and audit-related services (but not included in the audit fees set forth above). The assurance and audit-related services include employee benefit plan audits, review of internal controls for selected information systems and business units (Statement on Standards for Attestation Engagement No. 18 and International Standard on Assurance Engagement No. 3402 audits), services related to consultations on financial accounting and reporting standards.

(3)	Represents aggregate fees for tax services in connection with the preparation of tax returns, other tax compliance services, and tax planning services.
(4)	Represents fees for eXtensible Business Reporting Language (XBRL) services and subscription fees for an accounting research tool.

Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit and Risk Committee has responsibility for appointing, setting the compensation for and overseeing the work of our independent registered public accounting firm. In accordance with its charter and the Audit and Risk Committee’s Pre-Approval Policy, the Audit and Risk Committee is required to pre-approve all audit and internal control-related services, audit-related services, and permissible non-audit services, including the terms thereof, to be performed for us by our independent registered public accounting firm. During fiscal year 2019, all services KPMG provided to the Company were pre-approved by the Audit and Risk Committee in accordance with applicable SEC regulations and the Pre-Approval Policy, and the Audit and Risk Committee reviewed and discussed the documentation KPMG supplied to it as to tax services and the potential effect of the provision thereof on KPMG’s independence.

To further help ensure the independence of our independent registered public accounting firm, we have adopted policies and procedures relating to the engagement of our independent registered public accounting firm and the hiring of employees or former employees of the independent registered public accounting firm.

VOTING AND MEETING INFORMATION

Information About Solicitation and Voting

This proxy is solicited on behalf of the Board for use at the Annual Meeting to be held at the Le Méridien San Francisco, 333 Battery Street, San Francisco, California 94111 on Tuesday, January 28, 2020 at 8:30 a.m. Pacific Time, and any adjournment or postponement thereof. We will provide a live and re-playable webcast of the Annual Meeting, which will be available on the Events Calendar section of our investor relations website at http://investor.visa.com.

Who Can Vote

Visa’s Class A common stockholders of record at the close of business on November 29, 2019 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On November 29, 2019, there were 1,711,838,234 shares of Class A common stock outstanding.

Stockholder of Record: Shares Registered in Your Name

If on November 29, 2019, your shares were registered directly in your name with our transfer agent, EQ Shareowner Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.

For questions regarding your stock ownership, you may contact our transfer agent, EQ Shareowner Services, by telephone at (866) 456-9417 (within the U.S.) or +1 (651) 306-4433 (outside the U.S.).

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on November 29, 2019, your shares of Class A common stock were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

How to Vote

If you are a stockholder of record, there are several ways for you to vote your shares:

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than January 27, 2020 to be voted at the Annual Meeting

By telephone. Instructions are shown on your proxy card.

Via the Internet. Instructions are shown on your Notice of Internet Availability.

In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

If you are a beneficial owner of shares of Class A common stock, you should receive a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

If the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

Change or Revoke a Proxy or Vote

If you are a stockholder of record, you may change or revoke your vote before the completion of voting at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest telephone or Internet vote received by 11:59 p.m. Eastern Time on January 27, 2020 will be counted;

•	attending the Annual Meeting in person and voting again (your attendance at the Annual Meeting without further action will not revoke your vote); or

•	delivering a written revocation to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119, before the Annual Meeting.

If you are a beneficial owner of Class A common stock, you must follow the instructions provided by the broker or other nominee holding your shares for changing your vote.

How Proxies Are Voted

If you are a Class A stockholder of record and you submit a proxy card, but you do not provide voting instructions on the card, your shares will be voted:

•	FOR the election of the eleven director nominees named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020.

If you are a beneficial owner of Class A common stock and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf. Under the NYSE’s rules, brokers and nominees have the discretion to vote on routine matters such as proposal 3, but do not have discretion to vote on non-routine matters such as proposals 1 and 2. Therefore, if you do not provide voting instructions to your broker or nominee, your broker or nominee may only vote your shares on proposal 3 and any other routine matters properly presented for a vote at the Annual Meeting.

Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

A quorum is required to transact business at our Annual Meeting. Stockholders of record holding at least a majority of the outstanding shares of Class A common stock represented at the Annual Meeting either in person or by proxy and entitled to vote at the Annual Meeting constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

The vote required to approve each proposal is set forth below.

Proposal		Vote Required	Impact of Broker Non-Votes	Impact of Abstentions
1 –	Election of eleven directors	Majority of the Class A Shares Cast for Each Director Nominee(1)	No Impact	No Impact
2 –	Approval, on an advisory basis, of the compensation paid to our named executive officers	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No Impact	Counts Against
3 –	Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2020	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	Not Applicable	Counts Against

(1)

Our Corporate Governance Guidelines require each incumbent director nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive a majority of the votes cast for his or her re-election, meaning that he or she does not have more votes cast FOR than AGAINST his or her re-election, the Nominating and Corporate Governance Committee will recommend to the Board that it accept the nominee’s contingent resignation, unless the Nominating and Corporate Governance Committee determines that acceptance of the resignation would not be in the best interest of the Company and its stockholders. The Board will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The Board will publicly disclose its decision and rationale.

Proxy Solicitor

We will bear the expense of soliciting proxies. We have retained D.F. King & Co. to solicit proxies for a fee of $11,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Visa personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the fiscal year 2019 Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Voting Results

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR, AGAINST and ABSTAIN votes, and broker non-votes. We also have retained an independent inspector of election, who will certify the election results and perform any other acts required by the General Corporation Law of the State of Delaware.

Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Viewing the List of Stockholders

Stockholders at the close of business on the Record Date may examine a list of Class A common stockholders as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding the Annual Meeting, at our offices in Foster City, California or at the Annual Meeting. If you would like to view the stockholder list, please contact our Investor Relations Department at InvestorRelations@visa.com or (650)  432-7644 to schedule an appointment.

Attending the Meeting

If you are a stockholder of record on the Record Date and plan to attend the Annual Meeting in person, you must contact our Investor Relations Department at InvestorRelations@visa.com or (650) 432-7644 by January 24, 2020 to reserve a seat. Stockholders who plan on attending the Annual Meeting will be required to:

•	bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card, or passport; and

•	provide proof of stock ownership as of the Record Date, such as an account or brokerage statement showing ownership as of the Record Date.

Anyone seeking admittance to the Annual Meeting who cannot prove ownership or representation as of the close of business on the Record Date, or who has not reserved a seat in advance, may not be admitted.

When you arrive, signs will direct you to the meeting room. Due to security measures, all bags will be subject to search, and all persons who attend the Annual Meeting may be subject to a metal detector or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. We will not permit the use of cameras (including cell phones with photographic or video capabilities) and other recording devices in the meeting room. If you need assistance at the meeting because of a disability, please contact our Investor Relations Department at InvestorRelations@visa.com or (650) 432-7644, at least two weeks in advance of the meeting. Please visit the Investor Relations page of our website at http://investor.visa.com for directions to Le Méridien San Francisco, 333 Battery Street, San Francisco, California 94111.

OTHER INFORMATION

Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2021 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2021 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is August 7, 2020. All such proposals must be in writing and received by our Corporate Secretary electronically at corporatesecretary@visa.com or by mail at Visa Inc., P.O. Box 193243, San Francisco, CA 94119 by the close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2021 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Under our Bylaws, director nominations and other business may be brought before an annual meeting of stockholders only by or at the direction of the Board or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws. To nominate a candidate or submit a proposal for consideration at our 2021 annual meeting pursuant to our advance notice bylaw provisions, stockholders must deliver or mail their nomination submission or other stockholder notice of a proposal so that it is received by our Corporate Secretary no earlier than 120 days and no later than 90 days prior to the date of the annual meeting. However, if we provide stockholders less than 100 days’ notice or other prior public disclosure of the date of our 2021 annual meeting, we must receive any stockholder nomination or proposal no later than the close of business on the 10th day following the earlier of the day on which we mailed or otherwise publicly disclosed notice of the meeting date.

In addition, the Company’s Bylaws permit up to 20 stockholders owning 3% or more of our Class A common stock for a period of at least 3 years to nominate up to 20% of the Board and include these nominees in our proxy materials, subject to certain provisions included in our Bylaws. To nominate a candidate to be considered at our 2021 annual meeting pursuant to our proxy access bylaw provisions, stockholders must deliver or mail their nomination so that it is received by our Corporate Secretary not earlier than the close of business on July 8, 2020 and not later than the close of business on August 7, 2020. However, if the 2021 annual meeting is more than 30 days before or after the anniversary of the date of the 2020 annual meeting, or if no annual meeting was held in the preceding year, stockholders must deliver or mail their nomination so that it is received by our Corporate Secretary no earlier than the close of business on the 150th day prior to the 2021 annual meeting date, and no later than the close of business on the later of the 120th day prior to the 2021 annual meeting date or the 10th day following the day we publicly disclose the 2021 annual meeting date.

The nomination or notice of a proposal must include all of the information specified in our Bylaws. For a nomination, the required information includes identifying and stockholding information about the nominee, information about the stockholder making the nomination, and the stockholder’s ownership of and agreements related to our stock. It also must include the nominee’s consent to serve if elected. Please refer to the relevant provisions of our Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. A copy of our Bylaws may be obtained by visiting the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance” or by contacting our Corporate Secretary at corporatesecretary@visa.com or Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact our Investor Relations Department at (650) 432-7644 or Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Fiscal Year 2019 Annual Report and SEC Filings

Our financial statements for the fiscal year ended September 30, 2019 are included in our Annual Report on Form 10-K. Our Annual Report and this proxy statement are posted on our website at http://investor.visa.com and are available from the SEC at its website at www.sec.gov. Alternatively, you may request a printed copy without charge by contacting our Investor Relations Department at InvestorRelations@visa.com, (650) 432-7644 or Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999.

VISA INC.

P.O. BOX 193243

SAN FRANCISCO, CA 94119-3243

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 27, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 27, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E86725-P30785 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — – — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VISA INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors	For	Against	Abstain
Nominees:

	1a. Lloyd A. Carney	☐	☐	☐

	1b. Mary B. Cranston	☐	☐	☐

	1c. Francisco Javier Fernández-Carbajal	☐	☐	☐

	1d. Alfred F. Kelly, Jr.	☐	☐	☐

	1e. Ramon L. Laguarta	☐	☐	☐

	1f. John F. Lundgren	☐	☐	☐

	1g. Robert W. Matschullat	☐	☐	☐

	1h. Denise M. Morrison	☐	☐	☐

	1i. Suzanne Nora Johnson	☐	☐	☐

	1j. John A. C. Swainson	☐	☐	☐

	1k. Maynard G. Webb, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. Advisory vote to approve executive compensation.	☐	☐	☐

3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 28, 2020: The Notice and Proxy Statement and our Annual Report to Stockholders can be accessed electronically at http://investor.visa.com or www.proxyvote.com.

E86726-P30785

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISA INC. 2020 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder(s) appoint(s) Kelly Mahon Tullier and Margaret Fitzpatrick, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of Class A common stock of Visa Inc. (“Visa”) that are held of record by the undersigned as of November 29, 2019, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Visa to be held on January 28, 2020, at Le Méridien San Francisco, 333 Battery Street, San Francisco, California 94111, at 8:30 a.m. (Pacific time), and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE ELEVEN NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side